FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-15

BANK 2017-BNK4 Disclaimer

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Academy Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A.  Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale.

In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined, or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller (1)	Cross Collateralized and Cross Defaulted Loan Flag (2)	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built
1	D.C. Office Portfolio	BANA		Various	Washington	DC	20036	Office	CBD	Various
1.01	1020 19th Street	BANA		1020 19th Street Northwest	Washington	DC	20036	Office	CBD	1982
1.02	1900 L Street	BANA		1900 L Street Northwest	Washington	DC	20036	Office	CBD	1965
1.03	1920 L Street	BANA		1920 L Street Northwest	Washington	DC	20036	Office	CBD	1963
2	The Summit Birmingham	BANA		214 Summit Boulevard	Birmingham	AL	35243	Retail	Lifestyle Center	1997
3	One West 34th Street	WFB		One West 34th Street; 358 & 362 Fifth Avenue	New York	NY	10001	Office	CBD	1906
4	Pentagon Center	MSMCH		2521 South Clark Street & 2530 Crystal Drive	Arlington	VA	22202	Office	Suburban	1970
5	JW Marriott Desert Springs	MSMCH		74-855 Country Club Drive	Palm Desert	CA	92260	Hospitality	Full Service	1987
6	The Davenport	WFB		25 First Street	Cambridge	MA	02141	Office	CBD	1888
7	Plaza 500	BANA		6295 Edsall Road	Alexandria	VA	22312	Industrial	Flex	1973
8	U.S. Grant Hotel	BANA		326 Broadway Street	San Diego	CA	92101	Hospitality	Full Service	1910
9	Merrill Lynch Drive	MSMCH		1300, 1350 and 1400 Merrill Lynch Drive	Hopewell	NJ	08534	Office	Suburban	2001
10	Key Center Cleveland	BANA		127 Public Square	Cleveland	OH	44114	Mixed Use	Office/Hospitality/Parking	1991
11	DoubleTree Greenway Houston	MSMCH		6 Greenway Plaza East	Houston	TX	77046	Hospitality	Full Service	1975
12	American Greetings HQ	BANA		2250 Crocker Road	Westlake	OH	44145	Office	Suburban	2016
13	The Shoppes at South Bay	WFB		19503 Normandie Avenue; 1431 & 1441 West Knox Street	Torrance	CA	90501	Retail	Anchored	2005
14	GM Renaissance Center Parking Garage	BANA		414 Renaissance Drive West	Detroit	MI	48226	Other	Parking Garage	1978
15	Ralph’s Food Warehouse Portfolio	MSMCH		Various	Various	PR	Various	Retail	Various	Various
15.01	Ralph’s Food Warehouse - Fajardo	MSMCH		Carretera #3, KM 45.5, Bo. Quebrada, Esquina Calle Igualdad	Fajardo	PR	00738	Retail	Anchored	2011
15.02	Instituto de Banca y Comercio	MSMCH		PR #1, Km 33.8, Bo. Bairoa Lot 3	Caguas	PR	00725	Retail	Single Tenant	1992
15.03	Ralph’s Food Warehouse - Yabucoa	MSMCH		PR-901, Km 13.5, Plaza Yabucoa	Yabucoa	PR	00767	Retail	Anchored	2001
15.04	Ralph’s Food Warehouse - Caguas	MSMCH		Angora Industrial Park, Km 33.3 Bairoa	Caguas	PR	00725	Retail	Anchored	2008
15.05	Ralph’s Food Warehouse - Humacao	MSMCH		Triumph Plaza, Lote #6, PR-3	Humacao	PR	00792	Retail	Anchored	2005
15.06	Ralph’s Food Warehouse - Gurabo	MSMCH		Carretera 189, Km. 7.8 Plaza Gurabo	Gurabo	PR	00778	Retail	Anchored	2000
15.07	Ralph’s Food Warehouse - Naguabo	MSMCH		PR-31, Km 3.7, El Duque Ward	Naguabo	PR	00718	Retail	Anchored	2007
15.08	Ralph’s Food Warehouse - San Lorenzo	MSMCH		PR-183, Ramal 9931, Bo Hato	San Lorenzo	PR	00754	Retail	Single Tenant	1989
15.09	Ralph’s Food Warehouse - Cayey	MSMCH		PR-15, Km 25.5, Industrial Avenue	Cayey	PR	00737	Retail	Single Tenant	1999
15.10	Ralph’s Food Warehouse - Las Piedras	MSMCH		PR-183, Centro Industrial	Las Piedras	PR	00771	Retail	Single Tenant	1990
15.11	Supermercado del Este	MSMCH		H Este San Jose Shopping Center, Carretera #3	Humacao	PR	00792	Retail	Single Tenant	1989
16	Preferred Freezer Philadelphia	WFB		3101 South 3rd Street	Philadelphia	PA	19148	Industrial	Cold Storage	2007
17	Empire Tower I	WFB		3633 Inland Empire Boulevard	Ontario	CA	91764	Office	Suburban	1991
18	2200 Renaissance Boulevard	WFB		2200 Renaissance Boulevard	King of Prussia	PA	19406	Office	Suburban	1985
19	B.F. Saul Hotel Portfolio	WFB		Various	Various	FL	Various	Hospitality	Limited Service	1999
19.01	SpringHill Suites Boca Raton	WFB		5130 Northwest 8th Avenue	Boca Raton	FL	33487	Hospitality	Limited Service	1999
19.02	TownePlace Suites Boca Raton	WFB		5110 Northwest 8th Avenue	Boca Raton	FL	33487	Hospitality	Limited Service	1999
19.03	TownePlace Suites Ft Lauderdale West	WFB		3100 West Prospect Road	Fort Lauderdale	FL	33309	Hospitality	Limited Service	1999
20	Walgreens Alaska	MSMCH	Y - Crossed Group A	2550 E 88th Avenue	Anchorage	AK	99507	Retail	Single Tenant	2013
21	Walgreens New York	MSMCH	Y - Crossed Group A	416 Windsor Highway	Vails Gate	NY	12553	Retail	Single Tenant	2011
22	Walgreens Alabama	MSMCH	Y - Crossed Group A	9195 Moffett Road	Semmes	AL	36575	Retail	Single Tenant	2012
23	San Mateo Self Storage	BANA		1140-1160 19th Avenue	San Mateo	CA	94403	Self Storage	Self Storage	2006
24	King Plaza Center	BANA		950-980 King Drive	Daly City	CA	94015	Retail	Anchored	1970
25	Plaza at Milltown Commercial Center	MSMCH		94-450 Mokuola Street	Waipahu	HI	96797	Mixed Use	Retail/Office	2007/2016
26	Hilton – Mystic, CT	BANA		20 Coogan Boulevard	Mystic	CT	06355	Hospitality	Full Service	1986
27	Hilton Garden Inn Chattanooga Downtown	WFB		311 Chestnut Street	Chattanooga	TN	37402	Hospitality	Full Service	2001
28	Mercury Tech Center	BANA		8125, 8155, 8195, 8208, 8228, 8248 Mercury Court	San Diego	CA	92111	Industrial	Flex	1973
29	Crossroads Shopping Center-Bakersfield	WFB		6300 White Lane	Bakersfield	CA	93309	Retail	Anchored	1986
30	Bay Area Apartment Portfolio	BANA		Various	Oakland	CA	94606	Multifamily	Mid Rise	Various
30.01	Athol Apartments	BANA		166 Athol Avenue	Oakland	CA	94606	Multifamily	Mid Rise	1965
30.02	Lester Apartments	BANA		267 Lester Avenue	Oakland	CA	94606	Multifamily	Mid Rise	1966
31	Fashion Place Shopping Center	MSMCH		2720 Decker Boulevard	Columbia	SC	29206	Retail	Anchored	1986
32	Alameda Apartments	BANA		1415 Broadway	Alameda	CA	94501	Multifamily	Garden	1926
33	North Main Self Storage	WFB		1280 North Main Street	Manteca	CA	95336	Self Storage	Self Storage	2004
34	24-HR Fitness - Pearland	MSMCH		10011 West Broadway Street	Pearland	TX	77584	Retail	Single Tenant	2007
35	Medford Retail Shops	BANA		499, 971, 969, 961, 959, 953, 973, 975, 987, 1087, 1089, 1091, and 1093 Medford Center Drive	Medford	OR	97501	Retail	Shadow Anchored	1959
36	Magnolia Tech Park Portfolio	MSMCH		Various	Magnolia	TX	77354	Industrial	Flex	Various
36.01	Magnolia Tech Park	MSMCH		33126-33138 Magnolia Circle	Magnolia	TX	77354	Industrial	Flex	2012
36.02	Tamina Office Park	MSMCH		32222-32302 Tamina Road	Magnolia	TX	77354	Industrial	Flex	2009
37	Best Western – Hannaford, OH	BANA		5900 East Galbraith Road	Cincinnati	OH	45236	Hospitality	Limited Service	2000
38	Huntsville Commons	WFB		2250 Sparkman Drive	Huntsville	AL	35810	Retail	Shadow Anchored	2006
39	Red Roof Inn BWI Airport	MSMCH		827 Elkridge Landing Road	Linthicum Heights	MD	21090	Hospitality	Limited Service	1986
40	Kingwood Forest Apartments	MSMCH		8200 Wild Briar Drive	Shreveport	LA	71108	Multifamily	Garden	1984
41	Lawndale Plaza	MSMCH		7049 & 7053 Lawndale Street	Houston	TX	77023	Retail	Anchored	1960
42	Barry Plaza	MSMCH		3019-3059 North Pulaski Road	Chicago	IL	60641	Retail	Unanchored	1987
43	301-333 S Abbot Avenue	WFB		301-315 and 333 South Abbott Avenue	Milpitas	CA	95035	Retail	Unanchored	1990
44	Amcor Industrial	MSMCH		6161 North 64th Street	Milwaukee	WI	53218	Industrial	Light Industrial	1958
45	Walgreens Bluffton	WFB		868 Fording Island Road	Bluffton	SC	29910	Retail	Single Tenant	2005
46	Walgreens – Holyoke, MA	BANA		1588 Northampton Street	Holyoke	MA	01040	Retail	Single Tenant	1999
47	Phenix Square	WFB		1101-1119 Highway 280 Bypass	Phenix City	AL	36867	Retail	Anchored	1978
48	Dickinson Fiesta MHC	BANA		3200 & 3300 Dickinson Avenue	Dickinson	TX	77539	Manufactured Housing Community	Manufactured Housing Community	1970

 A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Year Renovated	Number of Units (3)	Unit of Measure (3)	Cut-off Date Balance Per Unit/SF (4)	Original Balance ($)	Cut-off Date Balance ($) (4)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date
1	D.C. Office Portfolio	Various	328,319	Sq. Ft.	320	70,000,000	70,000,000	6.9%	70,000,000	N	2/13/2017	4/1/2017	3/1/2027
1.01	1020 19th Street	1999	115,737	Sq. Ft.		23,646,667	23,646,667	2.3%
1.02	1900 L Street	2002	104,859	Sq. Ft.		23,233,333	23,233,333	2.3%
1.03	1920 L Street	1999	107,723	Sq. Ft.		23,120,000	23,120,000	2.3%
2	The Summit Birmingham	2009	681,245	Sq. Ft.	305	61,875,000	61,875,000	6.1%	61,875,000	N	12/20/2016	2/1/2017	1/1/2027
3	One West 34th Street	2016	210,338	Sq. Ft.	713	60,000,000	60,000,000	6.0%	60,000,000	N	3/15/2017	5/6/2017	4/6/2027
4	Pentagon Center	2002	911,818	Sq. Ft.	230	55,000,000	55,000,000	5.5%	55,000,000	N	2/21/2017	3/6/2017	3/6/2027
5	JW Marriott Desert Springs	2017	884	Rooms	129,767	55,000,000	54,863,232	5.4%	50,832,722	N	1/11/2017	3/1/2017		3/1/2017
6	The Davenport	2015	230,864	Sq. Ft.	455	50,000,000	50,000,000	5.0%	50,000,000	N	2/6/2017	3/11/2017	2/11/2027
7	Plaza 500	1989	502,807	Sq. Ft.	97	48,750,000	48,750,000	4.8%	48,750,000	N	2/17/2017	4/1/2017	3/1/2027
8	U.S. Grant Hotel	2017	270	Rooms	174,074	47,000,000	47,000,000	4.7%	41,200,849	N	2/2/2017	4/1/2017	3/1/2019	4/1/2019
9	Merrill Lynch Drive		553,841	Sq. Ft.	187	41,440,000	41,440,000	4.1%	41,440,000	Y	1/31/2017	3/6/2017	2/6/2022
10	Key Center Cleveland	2015	1,369,980	Sq. Ft.	161	40,000,000	40,000,000	4.0%	32,630,530	N	1/31/2017	3/6/2017	2/6/2019	3/6/2019
11	DoubleTree Greenway Houston	2015	388	Rooms	100,262	39,000,000	38,901,583	3.9%	32,117,228	N	1/25/2017	3/1/2017		3/1/2017
12	American Greetings HQ		655,969	Sq. Ft.	139	38,000,000	37,669,589	3.7%	28,110,641	N	10/5/2016	12/1/2016		12/1/2016
13	The Shoppes at South Bay		196,912	Sq. Ft.	188	37,000,000	37,000,000	3.7%	37,000,000	N	3/8/2017	4/11/2017	3/11/2027
14	GM Renaissance Center Parking Garage	2016	1,273	Spaces	24,664	31,500,000	31,397,064	3.1%	23,984,664	N	1/10/2017	3/1/2017		3/1/2017
15	Ralph’s Food Warehouse Portfolio	Various	667,457	Sq. Ft.	63	25,000,000	24,890,754	2.5%	16,563,097	N	1/30/2017	3/1/2017		3/1/2017
15.01	Ralph’s Food Warehouse - Fajardo		98,260	Sq. Ft.		5,416,667	5,392,997	0.5%
15.02	Instituto de Banca y Comercio	2007	60,000	Sq. Ft.		3,690,476	3,674,349	0.4%
15.03	Ralph’s Food Warehouse - Yabucoa		89,312	Sq. Ft.		3,125,000	3,111,344	0.3%
15.04	Ralph’s Food Warehouse - Caguas		72,640	Sq. Ft.		2,797,619	2,785,394	0.3%
15.05	Ralph’s Food Warehouse - Humacao		82,357	Sq. Ft.		2,380,952	2,370,548	0.2%
15.06	Ralph’s Food Warehouse - Gurabo		50,954	Sq. Ft.		1,994,048	1,985,334	0.2%
15.07	Ralph’s Food Warehouse - Naguabo		57,134	Sq. Ft.		1,845,238	1,837,175	0.2%
15.08	Ralph’s Food Warehouse - San Lorenzo		45,109	Sq. Ft.		1,041,667	1,037,115	0.1%
15.09	Ralph’s Food Warehouse - Cayey		40,424	Sq. Ft.		1,011,905	1,007,483	0.1%
15.10	Ralph’s Food Warehouse - Las Piedras	2012	40,862	Sq. Ft.		952,381	948,219	0.1%
15.11	Supermercado del Este		30,405	Sq. Ft.		744,048	740,796	0.1%
16	Preferred Freezer Philadelphia		138,236	Sq. Ft.	174	24,000,000	24,000,000	2.4%	24,000,000	N	1/31/2017	3/11/2017	2/11/2027
17	Empire Tower I		179,604	Sq. Ft.	134	24,000,000	24,000,000	2.4%	20,758,807	N	2/10/2017	3/11/2017	2/11/2019	3/11/2019
18	2200 Renaissance Boulevard	2014	184,118	Sq. Ft.	130	24,000,000	24,000,000	2.4%	21,395,318	N	3/10/2017	4/11/2017	3/11/2020	4/11/2020
19	B.F. Saul Hotel Portfolio	Various	331	Rooms	60,423	20,000,000	20,000,000	2.0%	15,018,747	N	3/13/2017	5/11/2017		5/11/2017
19.01	SpringHill Suites Boca Raton	2013	146	Rooms		9,250,000	9,250,000	0.9%
19.02	TownePlace Suites Boca Raton	2013	91	Rooms		5,750,000	5,750,000	0.6%
19.03	TownePlace Suites Ft Lauderdale West		94	Rooms		5,000,000	5,000,000	0.5%
20	Walgreens Alaska		14,418	Sq. Ft.	456	7,550,000	7,550,000	0.7%	6,991,882	N	1/20/2017	3/1/2017	2/1/2022	3/1/2022
21	Walgreens New York		14,550	Sq. Ft.	456	6,825,000	6,825,000	0.7%	6,320,476	N	1/20/2017	3/1/2017	2/1/2022	3/1/2022
22	Walgreens Alabama		14,550	Sq. Ft.	456	5,475,000	5,475,000	0.5%	5,070,272	N	1/20/2017	3/1/2017	2/1/2022	3/1/2022
23	San Mateo Self Storage		108,218	Sq. Ft.	176	19,000,000	19,000,000	1.9%	19,000,000	N	1/20/2017	3/1/2017	2/1/2027
24	King Plaza Center		59,538	Sq. Ft.	269	16,000,000	16,000,000	1.6%	16,000,000	N	12/30/2016	2/1/2017	1/1/2027
25	Plaza at Milltown Commercial Center		36,378	Sq. Ft.	381	13,900,000	13,849,834	1.4%	11,431,517	N	12/28/2016	2/1/2017		2/1/2017
26	Hilton – Mystic, CT	2015	184	Rooms	70,405	13,000,000	12,954,548	1.3%	9,723,750	N	2/1/2017	3/1/2017		3/1/2017
27	Hilton Garden Inn Chattanooga Downtown		94	Rooms	127,518	12,000,000	11,986,732	1.2%	9,811,196	N	3/3/2017	4/11/2017		4/11/2017
28	Mercury Tech Center	2016	80,412	Sq. Ft.	134	10,775,000	10,775,000	1.1%	9,941,325	N	2/15/2017	4/1/2017	3/1/2022	4/1/2022
29	Crossroads Shopping Center-Bakersfield	2015	98,128	Sq. Ft.	90	8,853,000	8,853,000	0.9%	7,803,993	N	1/27/2017	3/11/2017	2/11/2020	3/11/2020
30	Bay Area Apartment Portfolio		56	Units	142,706	8,000,000	7,991,531	0.8%	6,581,018	N	2/8/2017	4/1/2017		4/1/2017
30.01	Athol Apartments		28	Units		4,166,056	4,161,646	0.4%
30.02	Lester Apartments		28	Units		3,833,944	3,829,885	0.4%
31	Fashion Place Shopping Center	2016	147,406	Sq. Ft.	53	7,900,000	7,871,351	0.8%	6,491,535	N	12/8/2016	2/1/2017		2/1/2017
32	Alameda Apartments		93	Units	77,047	7,200,000	7,165,372	0.7%	5,894,878	N	12/1/2016	1/1/2017		1/1/2017
33	North Main Self Storage		109,555	Sq. Ft.	64	7,000,000	6,982,307	0.7%	5,762,763	N	2/1/2017	3/11/2017		3/11/2017
34	24-HR Fitness - Pearland	2012	39,700	Sq. Ft.	173	6,900,000	6,865,196	0.7%	5,602,739	N	11/21/2016	1/1/2017		1/1/2017
35	Medford Retail Shops	2002	37,470	Sq. Ft.	179	6,712,500	6,705,171	0.7%	5,497,980	N	2/17/2017	4/1/2017		4/1/2017
36	Magnolia Tech Park Portfolio	Various	87,350	Sq. Ft.	74	6,500,000	6,477,199	0.6%	5,372,323	N	12/29/2016	2/1/2017		2/1/2017
36.01	Magnolia Tech Park	2015	68,650	Sq. Ft.		5,200,000	5,181,759	0.5%
36.02	Tamina Office Park		18,700	Sq. Ft.		1,300,000	1,295,440	0.1%
37	Best Western – Hannaford, OH	2013	79	Rooms	81,525	6,450,000	6,440,508	0.6%	4,866,735	N	2/17/2017	4/1/2017		4/1/2017
38	Huntsville Commons		63,810	Sq. Ft.	100	6,375,000	6,375,000	0.6%	5,632,959	N	3/17/2017	5/11/2017	4/11/2020	5/11/2020
39	Red Roof Inn BWI Airport	2013	132	Rooms	41,667	5,500,000	5,500,000	0.5%	4,179,063	N	3/22/2017	5/1/2017		5/1/2017
40	Kingwood Forest Apartments	2013	208	Units	26,442	5,500,000	5,500,000	0.5%	4,726,050	N	12/1/2016	1/1/2017	12/1/2018	1/1/2019
41	Lawndale Plaza	2012	51,934	Sq. Ft.	103	5,360,000	5,360,000	0.5%	4,778,603	N	12/22/2016	2/1/2017	1/1/2020	2/1/2020
42	Barry Plaza	2004	35,372	Sq. Ft.	147	5,200,000	5,200,000	0.5%	5,200,000	N	9/13/2016	11/1/2016	10/1/2026
43	301-333 S Abbot Avenue		20,364	Sq. Ft.	245	5,000,000	4,986,466	0.5%	4,059,381	N	2/9/2017	3/11/2017		3/11/2017
44	Amcor Industrial		170,891	Sq. Ft.	26	4,500,000	4,500,000	0.4%	3,671,568	N	3/21/2017	5/1/2017		5/1/2017
45	Walgreens Bluffton		13,650	Sq. Ft.	297	4,065,000	4,054,908	0.4%	3,358,405	N	2/1/2017	3/11/2017		3/11/2017
46	Walgreens – Holyoke, MA		13,905	Sq. Ft.	165	2,295,000	2,295,000	0.2%	2,295,000	N	1/6/2017	3/1/2017	2/1/2027
47	Phenix Square		53,542	Sq. Ft.	38	2,025,000	2,025,000	0.2%	1,536,485	N	3/13/2017	5/11/2017		5/11/2017
48	Dickinson Fiesta MHC		76	Pads	24,178	1,837,500	1,837,500	0.2%	1,567,164	N	12/9/2016	2/1/2017	1/1/2018	2/1/2018

 A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Operating Advisor Ongoing Fee Rate	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)
1	D.C. Office Portfolio	3/1/2027		4.757905%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	4.743755%	Actual/360	281,399.23
1.01	1020 19th Street
1.02	1900 L Street
1.03	1920 L Street
2	The Summit Birmingham	1/1/2027		4.762000%	0.000000%	0.006700%	0.005000%	0.000500%	0.000280%	4.749520%	Actual/360	248,950.91
3	One West 34th Street	4/6/2027		4.310000%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	4.295850%	Actual/360	218,493.06
4	Pentagon Center	3/6/2027		4.326000%	0.000000%	0.006700%	0.005000%	0.000500%	0.000280%	4.313520%	Actual/360	201,028.82
5	JW Marriott Desert Springs	2/1/2022		5.150000%	0.000000%	0.006700%	0.005000%	0.000500%	0.000280%	5.137520%	Actual/360	300,314.42
6	The Davenport	2/11/2027		4.220000%	0.000000%	0.006700%	0.005000%	0.000500%	0.000280%	4.207520%	Actual/360	178,275.46
7	Plaza 500	3/1/2027		4.565000%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	4.550850%	Actual/360	188,028.86
8	U.S. Grant Hotel	3/1/2027		5.523000%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	5.508850%	Actual/360	267,539.46
9	Merrill Lynch Drive	2/6/2022	2/6/2025	3.930000%	0.000000%	0.006700%	0.005000%	0.000500%	0.000280%	3.917520%	Actual/360	137,600.94
10	Key Center Cleveland	2/6/2027		5.310000%	0.000000%	0.006700%	0.012500%	0.000500%	0.000280%	5.290020%	Actual/360	241,117.11
11	DoubleTree Greenway Houston	2/1/2027		5.060000%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	5.045850%	Actual/360	210,792.87
12	American Greetings HQ	11/1/2026		4.716000%	0.001670%	0.006700%	0.032500%	0.000500%	0.000280%	4.674350%	Actual/360	215,902.14
13	The Shoppes at South Bay	3/11/2027		4.740000%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	4.725850%	Actual/360	148,179.86
14	GM Renaissance Center Parking Garage	2/1/2027		5.520000%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	5.505850%	Actual/360	193,813.97
15	Ralph’s Food Warehouse Portfolio	2/1/2027		6.290000%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	6.275850%	Actual/360	183,315.38
15.01	Ralph’s Food Warehouse - Fajardo
15.02	Instituto de Banca y Comercio
15.03	Ralph’s Food Warehouse - Yabucoa
15.04	Ralph’s Food Warehouse - Caguas
15.05	Ralph’s Food Warehouse - Humacao
15.06	Ralph’s Food Warehouse - Gurabo
15.07	Ralph’s Food Warehouse - Naguabo
15.08	Ralph’s Food Warehouse - San Lorenzo
15.09	Ralph’s Food Warehouse - Cayey
15.10	Ralph’s Food Warehouse - Las Piedras
15.11	Supermercado del Este
16	Preferred Freezer Philadelphia	2/11/2027		4.990000%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	4.975850%	Actual/360	101,186.11
17	Empire Tower I	2/11/2027		4.990000%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	4.975850%	Actual/360	128,690.55
18	2200 Renaissance Boulevard	3/11/2027		5.330000%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	5.315850%	Actual/360	133,720.59
19	B.F. Saul Hotel Portfolio	4/11/2027		5.120000%	0.001670%	0.006700%	0.032500%	0.000500%	0.000280%	5.078350%	Actual/360	118,320.56
19.01	SpringHill Suites Boca Raton
19.02	TownePlace Suites Boca Raton
19.03	TownePlace Suites Ft Lauderdale West
20	Walgreens Alaska	2/1/2027		5.285000%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	5.270850%	Actual/360	41,855.20
21	Walgreens New York	2/1/2027		5.285000%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	5.270850%	Actual/360	37,835.99
22	Walgreens Alabama	2/1/2027		5.285000%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	5.270850%	Actual/360	30,351.95
23	San Mateo Self Storage	2/1/2027		4.350000%	0.001670%	0.006700%	0.035000%	0.000500%	0.000280%	4.305850%	Actual/360	69,831.60
24	King Plaza Center	1/1/2027		4.400000%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	4.385850%	Actual/360	59,481.48
25	Plaza at Milltown Commercial Center	1/1/2027		5.016043%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	5.001893%	Actual/360	74,754.55
26	Hilton – Mystic, CT	2/1/2027		5.020000%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	5.005850%	Actual/360	76,148.27
27	Hilton Garden Inn Chattanooga Downtown	3/11/2027		4.830000%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	4.815850%	Actual/360	63,177.63
28	Mercury Tech Center	3/1/2027		5.024000%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	5.009850%	Actual/360	58,000.68
29	Crossroads Shopping Center-Bakersfield	2/11/2027		4.810000%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	4.795850%	Actual/360	46,502.15
30	Bay Area Apartment Portfolio	3/1/2027		5.016000%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	5.001850%	Actual/360	43,023.99
30.01	Athol Apartments
30.02	Lester Apartments
31	Fashion Place Shopping Center	1/1/2027		4.990000%	0.001670%	0.006700%	0.045000%	0.000500%	0.000280%	4.935850%	Actual/360	42,360.64
32	Alameda Apartments	12/1/2026		4.877000%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	4.862850%	Actual/360	38,111.73
33	North Main Self Storage	2/11/2027		5.050000%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	5.035850%	Actual/360	37,791.71
34	24-HR Fitness - Pearland	12/1/2026		4.630000%	0.001670%	0.006700%	0.062500%	0.000500%	0.000280%	4.558350%	Actual/360	35,496.28
35	Medford Retail Shops	3/1/2027		4.884000%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	4.869850%	Actual/360	35,559.78
36	Magnolia Tech Park Portfolio	1/1/2027		5.170000%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	5.155850%	Actual/360	35,571.84
36.01	Magnolia Tech Park
36.02	Tamina Office Park
37	Best Western – Hannaford, OH	3/1/2027		5.250000%	0.001670%	0.006700%	0.052500%	0.000500%	0.000280%	5.188350%	Actual/360	38,651.48
38	Huntsville Commons	4/11/2027		4.920000%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	4.905850%	Actual/360	33,911.37
39	Red Roof Inn BWI Airport	4/1/2027		5.450000%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	5.435850%	Actual/360	33,610.78
40	Kingwood Forest Apartments	12/1/2026		4.730000%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	4.715850%	Actual/360	28,624.34
41	Lawndale Plaza	1/1/2027		5.330000%	0.001670%	0.006700%	0.042500%	0.000500%	0.000280%	5.278350%	Actual/360	29,864.26
42	Barry Plaza	10/1/2026		4.140000%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	4.125850%	Actual/360	18,189.17
43	301-333 S Abbot Avenue	2/11/2027		4.630000%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	4.615850%	Actual/360	25,721.94
44	Amcor Industrial	4/1/2027		4.770000%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	4.755850%	Actual/360	23,528.41
45	Walgreens Bluffton	2/11/2027		5.160000%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	5.145850%	Actual/360	22,221.02
46	Walgreens – Holyoke, MA	2/1/2027		4.748000%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	4.733850%	Actual/360	9,206.67
47	Phenix Square	4/11/2027		5.410000%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	5.395850%	Actual/360	12,326.67
48	Dickinson Fiesta MHC	1/1/2027		5.363000%	0.001670%	0.006700%	0.005000%	0.000500%	0.000280%	5.348850%	Actual/360	10,275.73

 A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions (5) (6)
1	D.C. Office Portfolio	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(90),O(5)
1.01	1020 19th Street
1.02	1900 L Street
1.03	1920 L Street
2	The Summit Birmingham	Interest-only, Balloon	Actual/360	120	117	120	117	0	0	3	L(27),D(86),O(7)
3	One West 34th Street	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)
4	Pentagon Center	Interest-only, Balloon	Actual/360	121	119	121	119	0	0	2	L(26),D(90),O(5)
5	JW Marriott Desert Springs	Amortizing Balloon		60	58	0	0	360	358	2	L(26),D(30),O(4)
6	The Davenport	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),D(89),O(5)
7	Plaza 500	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)
8	U.S. Grant Hotel	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)
9	Merrill Lynch Drive	Interest-only, ARD	Actual/360	60	58	60	58	0	0	2	GRTR 0.5% or YM(56),O(4)
10	Key Center Cleveland	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22	300	300	2	L(26),D(90),O(4)
11	DoubleTree Greenway Houston	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)
12	American Greetings HQ	Amortizing Balloon		120	115	0	0	300	295	5	L(29),D(87),O(4)
13	The Shoppes at South Bay	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)
14	GM Renaissance Center Parking Garage	Amortizing Balloon		120	118	0	0	300	298	2	L(26),D(90),O(4)
15	Ralph’s Food Warehouse Portfolio	Amortizing Balloon		120	118	0	0	240	238	2	L(26),D(87),O(7)
15.01	Ralph’s Food Warehouse - Fajardo
15.02	Instituto de Banca y Comercio
15.03	Ralph’s Food Warehouse - Yabucoa
15.04	Ralph’s Food Warehouse - Caguas
15.05	Ralph’s Food Warehouse - Humacao
15.06	Ralph’s Food Warehouse - Gurabo
15.07	Ralph’s Food Warehouse - Naguabo
15.08	Ralph’s Food Warehouse - San Lorenzo
15.09	Ralph’s Food Warehouse - Cayey
15.10	Ralph’s Food Warehouse - Las Piedras
15.11	Supermercado del Este
16	Preferred Freezer Philadelphia	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),D(90),O(4)
17	Empire Tower I	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22	360	360	2	L(26),GRTR 1% or YM(90),O(4)
18	2200 Renaissance Boulevard	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(91),O(4)
19	B.F. Saul Hotel Portfolio	Amortizing Balloon		120	120	0	0	300	300	0	L(24),D(92),O(4)
19.01	SpringHill Suites Boca Raton
19.02	TownePlace Suites Boca Raton
19.03	TownePlace Suites Ft Lauderdale West
20	Walgreens Alaska	Interest-only, Amortizing Balloon	Actual/360	120	118	60	58	360	360	2	L(26),D(90),O(4)
21	Walgreens New York	Interest-only, Amortizing Balloon	Actual/360	120	118	60	58	360	360	2	L(26),D(90),O(4)
22	Walgreens Alabama	Interest-only, Amortizing Balloon	Actual/360	120	118	60	58	360	360	2	L(26),D(90),O(4)
23	San Mateo Self Storage	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),GRTR 1% or YM(89),O(5)
24	King Plaza Center	Interest-only, Balloon	Actual/360	120	117	120	117	0	0	3	L(27),D(87),O(6)
25	Plaza at Milltown Commercial Center	Amortizing Balloon		120	117	0	0	360	357	3	L(27),D(89),O(4)
26	Hilton – Mystic, CT	Amortizing Balloon		120	118	0	0	300	298	2	L(26),D(90),O(4)
27	Hilton Garden Inn Chattanooga Downtown	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
28	Mercury Tech Center	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(25),D(90),O(5)
29	Crossroads Shopping Center-Bakersfield	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360	360	2	L(26),D(90),O(4)
30	Bay Area Apartment Portfolio	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
30.01	Athol Apartments
30.02	Lester Apartments
31	Fashion Place Shopping Center	Amortizing Balloon		120	117	0	0	360	357	3	L(27),D(89),O(4)
32	Alameda Apartments	Amortizing Balloon		120	116	0	0	360	356	4	L(28),D(87),O(5)
33	North Main Self Storage	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)
34	24-HR Fitness - Pearland	Amortizing Balloon		120	116	0	0	360	356	4	L(28),D(88),O(4)
35	Medford Retail Shops	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
36	Magnolia Tech Park Portfolio	Amortizing Balloon		120	117	0	0	360	357	3	L(27),D(89),O(4)
36.01	Magnolia Tech Park
36.02	Tamina Office Park
37	Best Western – Hannaford, OH	Amortizing Balloon		120	119	0	0	300	299	1	L(25),GRTR 1% or YM(91),O(4)
38	Huntsville Commons	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)
39	Red Roof Inn BWI Airport	Amortizing Balloon		120	120	0	0	300	300	0	L(24),D(92),O(4)
40	Kingwood Forest Apartments	Interest-only, Amortizing Balloon	Actual/360	120	116	24	20	360	360	4	L(28),D(88),O(4)
41	Lawndale Plaza	Interest-only, Amortizing Balloon	Actual/360	120	117	36	33	360	360	3	L(27),D(89),O(4)
42	Barry Plaza	Interest-only, Balloon	Actual/360	120	114	120	114	0	0	6	L(30),D(85),O(5)
43	301-333 S Abbot Avenue	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)
44	Amcor Industrial	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)
45	Walgreens Bluffton	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)
46	Walgreens – Holyoke, MA	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),D(90),O(4)
47	Phenix Square	Amortizing Balloon		120	120	0	0	300	300	0	L(24),D(92),O(4)
48	Dickinson Fiesta MHC	Interest-only, Amortizing Balloon	Actual/360	120	117	12	9	360	360	3	L(27),D(89),O(4)

 A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Grace Period Default (Days)	Grace Period Late (Days)	Appraised Value ($) (7)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x) (4) (5)	U/W NCF DSCR (x) (4) (5)	Cut-off Date LTV Ratio (4) (5) (7)
1	D.C. Office Portfolio	0	0	186,800,000	12/22/2016									1.83	1.71	53.5%
1.01	1020 19th Street			63,100,000	12/22/2016
1.02	1900 L Street			62,000,000	12/22/2016
1.03	1920 L Street			61,700,000	12/22/2016
2	The Summit Birmingham	0	0	383,000,000	11/7/2016									1.80	1.68	54.3%
3	One West 34th Street	0	5	280,000,000	1/5/2017									1.74	1.63	53.6%
4	Pentagon Center	0	0	379,800,000	12/22/2016									2.76	2.75	55.3%
5	JW Marriott Desert Springs	5	0	161,000,000	11/10/2016									3.10	2.31	71.3%
6	The Davenport	0	5	214,000,000	11/1/2018									2.01	1.86	49.1%
7	Plaza 500	0	0	75,000,000	1/26/2017									1.88	1.79	65.0%
8	U.S. Grant Hotel	4	0	98,100,000	8/9/2016									2.05	1.66	47.9%
9	Merrill Lynch Drive	0	5	153,000,000	1/3/2017									2.97	2.95	67.7%
10	Key Center Cleveland	0	0	362,000,000	12/1/2017									1.70	1.59	60.8%
11	DoubleTree Greenway Houston	5	0	63,100,000	12/14/2016									2.20	1.86	61.7%
12	American Greetings HQ	0	0	148,790,000	8/30/2016									1.57	1.45	61.3%
13	The Shoppes at South Bay	0	0	59,000,000	1/16/2017									1.76	1.67	62.7%
14	GM Renaissance Center Parking Garage	0	0	57,150,000	12/15/2016									1.55	1.52	54.9%
15	Ralph’s Food Warehouse Portfolio	5	0	78,450,000	12/22/2016									1.73	1.69	53.3%
15.01	Ralph’s Food Warehouse - Fajardo			16,900,000	12/22/2016
15.02	Instituto de Banca y Comercio			11,500,000	12/22/2016
15.03	Ralph’s Food Warehouse - Yabucoa			9,000,000	12/22/2016
15.04	Ralph’s Food Warehouse - Caguas			8,800,000	12/22/2016
15.05	Ralph’s Food Warehouse - Humacao			7,400,000	12/22/2016
15.06	Ralph’s Food Warehouse - Gurabo			6,250,000	12/22/2016
15.07	Ralph’s Food Warehouse - Naguabo			6,000,000	12/22/2016
15.08	Ralph’s Food Warehouse - San Lorenzo			3,500,000	12/22/2016
15.09	Ralph’s Food Warehouse - Cayey			3,400,000	12/22/2016
15.10	Ralph’s Food Warehouse - Las Piedras			3,200,000	12/22/2016
15.11	Supermercado del Este			2,500,000	12/22/2016
16	Preferred Freezer Philadelphia	0	5	39,400,000	12/13/2016									2.09	2.01	60.9%
17	Empire Tower I	0	0	35,000,000	11/10/2016									1.53	1.40	68.6%
18	2200 Renaissance Boulevard	0	0	32,300,000	1/17/2017									1.66	1.50	74.3%
19	B.F. Saul Hotel Portfolio	0	5	38,200,000	Various									2.27	1.96	52.4%
19.01	SpringHill Suites Boca Raton			17,000,000	1/23/2017
19.02	TownePlace Suites Boca Raton			10,700,000	1/23/2017
19.03	TownePlace Suites Ft Lauderdale West			10,500,000	1/24/2017
20	Walgreens Alaska	5	5	11,300,000	11/29/2016									1.21	1.20	64.9%
21	Walgreens New York	5	5	11,100,000	12/2/2016									1.21	1.20	64.9%
22	Walgreens Alabama	5	5	8,175,000	11/29/2016									1.21	1.20	64.9%
23	San Mateo Self Storage	4	5	38,000,000	12/14/2016									2.35	2.33	50.0%
24	King Plaza Center	4	5	30,000,000	12/1/2016									2.38	2.25	53.3%
25	Plaza at Milltown Commercial Center	5	0	20,375,000	12/5/2016									1.31	1.28	68.0%
26	Hilton – Mystic, CT	4	5	23,000,000	12/1/2016									1.99	1.61	56.3%
27	Hilton Garden Inn Chattanooga Downtown	0	0	20,475,000	1/31/2017									2.36	2.13	58.5%
28	Mercury Tech Center	4	5	17,300,000	1/20/2017									1.40	1.27	62.3%
29	Crossroads Shopping Center-Bakersfield	0	0	14,000,000	12/14/2016									1.70	1.55	63.2%
30	Bay Area Apartment Portfolio	5	0	16,380,000	12/14/2016									1.49	1.45	48.8%
30.01	Athol Apartments			8,530,000	12/14/2016
30.02	Lester Apartments			7,850,000	12/14/2016
31	Fashion Place Shopping Center	5	0	11,950,000	10/11/2016									1.76	1.57	65.9%
32	Alameda Apartments	4	5	15,000,000	10/5/2016									1.60	1.50	47.8%
33	North Main Self Storage	0	0	10,800,000	12/15/2016									1.35	1.31	64.7%
34	24-HR Fitness - Pearland	5	5	14,290,000	10/4/2016									1.99	1.87	48.0%
35	Medford Retail Shops	4	5	8,950,000	9/8/2016									1.52	1.43	74.9%
36	Magnolia Tech Park Portfolio	5	0	9,500,000	10/7/2016									1.89	1.70	68.2%
36.01	Magnolia Tech Park			7,600,000	10/7/2016
36.02	Tamina Office Park			1,900,000	10/7/2016
37	Best Western – Hannaford, OH	4	5	9,800,000	1/18/2017									2.10	1.90	65.7%
38	Huntsville Commons	0	5	8,800,000	2/8/2017									1.61	1.44	72.4%
39	Red Roof Inn BWI Airport	5	5	9,900,000	11/21/2016									2.36	2.10	55.6%
40	Kingwood Forest Apartments	5	5	8,580,000	10/25/2016									2.21	2.05	64.1%
41	Lawndale Plaza	5	0	7,420,000	11/21/2016									1.59	1.45	72.2%
42	Barry Plaza	5	0	8,220,000	8/10/2016									2.36	2.22	63.3%
43	301-333 S Abbot Avenue	0	0	9,000,000	1/14/2017									1.70	1.56	55.4%
44	Amcor Industrial	5	5	7,100,000	12/13/2016									1.69	1.56	63.4%
45	Walgreens Bluffton	0	0	5,650,000	11/21/2016									1.22	1.22	71.8%
46	Walgreens – Holyoke, MA	4	5	4,700,000	11/18/2016									2.41	2.38	48.8%
47	Phenix Square	0	0	3,025,000	1/26/2017									1.74	1.49	66.9%
48	Dickinson Fiesta MHC	4	5	2,650,000	9/29/2016									1.56	1.53	69.3%

 A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	LTV Ratio at Maturity or ARD (4) (5) (7)	Cut-off Date U/W NOI Debt Yield (4) (5)	Cut-off Date U/W NCF Debt Yield (4) (5)	U/W Revenues ($) (8)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate (9)	Occupancy as-of Date
1	D.C. Office Portfolio	53.5%	9.3%	8.7%	15,106,635	5,846,676	9,259,959	65,664	541,727	8,652,568	89.4%	Various
1.01	1020 19th Street				5,231,055	2,074,300	3,156,755	23,147	190,966	2,942,642	93.9%	1/26/2017
1.02	1900 L Street				5,126,333	1,834,210	3,292,123	20,972	173,018	3,098,133	91.4%	1/26/2017
1.03	1920 L Street				4,749,247	1,938,166	2,811,081	21,545	177,743	2,611,793	82.6%	1/11/2017
2	The Summit Birmingham	54.3%	8.7%	8.1%	24,205,097	6,134,767	18,070,330	112,991	1,073,437	16,883,902	98.5%	12/14/2016
3	One West 34th Street	53.6%	7.6%	7.1%	18,910,259	7,507,032	11,403,227	88,342	605,214	10,709,671	95.0%	3/10/2017
4	Pentagon Center	55.3%	12.1%	12.1%	36,352,465	10,939,034	25,413,431	59,084	0	25,354,347	100.0%	2/21/2017
5	JW Marriott Desert Springs	66.0%	20.3%	15.2%	107,162,999	83,834,818	23,328,182	5,893,965	0	17,434,217	65.8%	11/30/2016
6	The Davenport	49.1%	8.6%	8.0%	13,321,827	4,276,442	9,045,386	46,173	630,441	8,368,772	93.2%	1/31/2017
7	Plaza 500	65.0%	8.7%	8.3%	6,098,427	1,850,979	4,247,448	75,421	123,109	4,048,918	86.4%	2/15/2017
8	U.S. Grant Hotel	42.0%	14.0%	11.3%	31,984,779	25,391,769	6,593,010	1,279,391	0	5,313,619	75.7%	12/31/2016
9	Merrill Lynch Drive	67.7%	11.8%	11.7%	12,496,038	249,921	12,246,117	83,076	0	12,163,041	100.0%	4/1/2017
10	Key Center Cleveland	49.6%	12.3%	11.5%	67,329,103	40,324,409	27,004,694	351,405	1,326,153	25,327,136	92.9%	10/19/2016
11	DoubleTree Greenway Houston	50.9%	14.3%	12.1%	20,924,859	15,371,708	5,553,151	836,994	0	4,716,157	68.5%	11/30/2016
12	American Greetings HQ	45.7%	10.8%	10.0%	10,382,494	513,508	9,868,986	98,395	655,969	9,114,622	100.0%	4/1/2017
13	The Shoppes at South Bay	62.7%	8.4%	8.0%	3,723,671	599,146	3,124,525	39,382	121,415	2,963,727	95.7%	3/2/2017
14	GM Renaissance Center Parking Garage	42.0%	11.5%	11.3%	4,395,157	785,202	3,609,955	63,650	0	3,546,305	100.0%	4/1/2017
15	Ralph’s Food Warehouse Portfolio	35.5%	15.3%	14.9%	8,706,078	2,328,751	6,377,327	131,542	0	6,245,785	97.8%	Various
15.01	Ralph’s Food Warehouse - Fajardo				NAV	NAV	NAV	NAV	NAV	NAV	92.9%	1/25/2017
15.02	Instituto de Banca y Comercio				NAV	NAV	NAV	NAV	NAV	NAV	100.0%	4/1/2017
15.03	Ralph’s Food Warehouse - Yabucoa				NAV	NAV	NAV	NAV	NAV	NAV	97.6%	1/25/2017
15.04	Ralph’s Food Warehouse - Caguas				NAV	NAV	NAV	NAV	NAV	NAV	100.0%	1/25/2017
15.05	Ralph’s Food Warehouse - Humacao				NAV	NAV	NAV	NAV	NAV	NAV	97.5%	1/25/2017
15.06	Ralph’s Food Warehouse - Gurabo				NAV	NAV	NAV	NAV	NAV	NAV	100.0%	1/25/2017
15.07	Ralph’s Food Warehouse - Naguabo				NAV	NAV	NAV	NAV	NAV	NAV	93.3%	1/25/2017
15.08	Ralph’s Food Warehouse - San Lorenzo				NAV	NAV	NAV	NAV	NAV	NAV	100.0%	4/1/2017
15.09	Ralph’s Food Warehouse - Cayey				NAV	NAV	NAV	NAV	NAV	NAV	100.0%	4/1/2017
15.10	Ralph’s Food Warehouse - Las Piedras				NAV	NAV	NAV	NAV	NAV	NAV	100.0%	4/1/2017
15.11	Supermercado del Este				NAV	NAV	NAV	NAV	NAV	NAV	100.0%	4/1/2017
16	Preferred Freezer Philadelphia	60.9%	10.6%	10.2%	2,805,299	272,522	2,532,778	20,735	71,368	2,440,674	100.0%	4/1/2017
17	Empire Tower I	59.3%	9.8%	9.0%	3,845,671	1,489,198	2,356,474	35,921	164,261	2,156,292	83.9%	12/15/2016
18	2200 Renaissance Boulevard	66.2%	11.1%	10.0%	4,205,439	1,541,298	2,664,141	36,824	224,733	2,402,584	94.2%	1/31/2017
19	B.F. Saul Hotel Portfolio	39.3%	16.1%	13.9%	11,205,153	7,976,383	3,228,769	448,206	0	2,780,563	81.0%	1/31/2017
19.01	SpringHill Suites Boca Raton				5,142,875	3,648,759	1,494,116	205,715	0	1,288,401	81.2%	1/31/2017
19.02	TownePlace Suites Boca Raton				2,947,046	2,034,004	913,042	117,882	0	795,161	76.5%	1/31/2017
19.03	TownePlace Suites Ft Lauderdale West				3,115,231	2,293,621	821,611	124,609	0	697,002	85.2%	1/31/2017
20	Walgreens Alaska	60.1%	8.0%	8.0%	625,000	18,750	606,250	1,730	0	604,520	100.0%	4/1/2017
21	Walgreens New York	60.1%	8.0%	8.0%	564,607	16,938	547,669	1,601	0	546,068	100.0%	4/1/2017
22	Walgreens Alabama	60.1%	8.0%	8.0%	454,000	13,620	440,380	873	0	439,507	100.0%	4/1/2017
23	San Mateo Self Storage	50.0%	10.4%	10.3%	2,706,932	736,037	1,970,895	16,455	0	1,954,440	98.5%	11/15/2016
24	King Plaza Center	53.3%	10.6%	10.0%	2,089,888	389,694	1,700,194	10,121	82,453	1,607,620	93.8%	12/1/2016
25	Plaza at Milltown Commercial Center	56.1%	8.5%	8.3%	1,590,029	413,615	1,176,414	5,457	26,556	1,144,401	100.0%	12/1/2016
26	Hilton – Mystic, CT	42.3%	14.0%	11.4%	8,558,154	6,743,202	1,814,952	342,326	0	1,472,626	67.9%	10/31/2016
27	Hilton Garden Inn Chattanooga Downtown	47.9%	14.9%	13.5%	4,346,943	2,560,227	1,786,716	173,878	0	1,612,838	78.2%	12/31/2016
28	Mercury Tech Center	57.5%	9.0%	8.2%	1,348,690	374,875	973,815	26,536	61,407	885,872	90.8%	2/7/2017
29	Crossroads Shopping Center-Bakersfield	55.7%	10.7%	9.8%	1,368,058	420,026	948,032	19,626	64,768	863,639	92.1%	12/5/2016
30	Bay Area Apartment Portfolio	40.2%	9.6%	9.4%	1,086,251	318,419	767,832	16,800	0	751,032	100.0%	2/1/2017
30.01	Athol Apartments				NAV	NAV	NAV	NAV	NAV	NAV	100.0%	2/1/2017
30.02	Lester Apartments				NAV	NAV	NAV	NAV	NAV	NAV	100.0%	2/1/2017
31	Fashion Place Shopping Center	54.3%	11.3%	10.1%	1,390,907	497,698	893,209	29,481	64,859	798,869	89.8%	10/1/2016
32	Alameda Apartments	39.3%	10.2%	9.6%	1,289,494	556,147	733,348	45,061	0	688,287	93.5%	11/29/2016
33	North Main Self Storage	53.4%	8.8%	8.5%	1,038,218	425,888	612,330	16,358	0	595,972	74.6%	12/31/2016
34	24-HR Fitness - Pearland	39.2%	12.4%	11.6%	1,154,222	304,758	849,465	7,940	45,655	795,870	100.0%	4/1/2017
35	Medford Retail Shops	61.4%	9.7%	9.1%	835,171	186,388	648,783	7,645	30,309	610,829	100.0%	1/24/2017
36	Magnolia Tech Park Portfolio	56.6%	12.5%	11.2%	1,027,044	218,748	808,295	11,917	72,093	724,285	98.5%	10/17/2016
36.01	Magnolia Tech Park				832,464	175,173	657,291	8,925	57,996	590,370	100.0%	10/17/2016
36.02	Tamina Office Park				194,580	43,575	151,004	2,992	14,097	133,915	92.8%	10/17/2016
37	Best Western – Hannaford, OH	49.7%	15.1%	13.7%	2,254,277	1,281,269	973,008	90,171	0	882,837	80.7%	12/31/2016
38	Huntsville Commons	64.0%	10.3%	9.2%	829,280	172,611	656,669	12,762	59,072	584,835	100.0%	3/1/2017
39	Red Roof Inn BWI Airport	42.2%	17.3%	15.4%	2,647,347	1,695,397	951,950	105,894	0	846,056	78.7%	12/31/2016
40	Kingwood Forest Apartments	55.1%	13.8%	12.8%	1,268,202	510,609	757,593	52,000	0	705,593	93.3%	10/10/2016
41	Lawndale Plaza	64.4%	10.6%	9.7%	819,696	251,276	568,420	7,790	40,659	519,971	98.1%	1/31/2017
42	Barry Plaza	63.3%	9.9%	9.3%	821,287	305,455	515,832	5,306	25,372	485,154	100.0%	9/1/2016
43	301-333 S Abbot Avenue	45.1%	10.5%	9.7%	760,670	236,800	523,870	6,924	33,992	482,954	100.0%	1/31/2017
44	Amcor Industrial	51.7%	10.6%	9.8%	665,046	187,375	477,670	17,089	18,798	441,783	100.0%	4/1/2017
45	Walgreens Bluffton	59.4%	8.1%	8.0%	330,928	4,437	326,491	1,365	0	325,126	100.0%	4/1/2017
46	Walgreens – Holyoke, MA	48.8%	11.6%	11.5%	271,600	5,432	266,168	2,771	0	263,397	100.0%	4/1/2017
47	Phenix Square	50.8%	12.7%	10.9%	349,492	92,126	257,366	10,708	26,500	220,158	100.0%	1/1/2017
48	Dickinson Fiesta MHC	59.1%	10.5%	10.3%	359,017	166,342	192,675	3,800	0	188,875	98.7%	2/10/2017

 A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period (10)	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period (10)	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)
1	D.C. Office Portfolio			Actual 2016	14,640,747	5,784,367	8,856,380	0	8,856,380			Actual 2015	15,237,554	5,852,879
1.01	1020 19th Street			Actual 2016	4,880,419	1,975,457	2,904,962	0	2,904,962			Actual 2015	5,261,516	2,108,634
1.02	1900 L Street			Actual 2016	4,698,165	1,805,647	2,892,518	0	2,892,518			Actual 2015	5,025,765	1,837,769
1.03	1920 L Street			Actual 2016	5,062,163	2,003,263	3,058,900	0	3,058,900			Actual 2015	4,950,273	1,906,476
2	The Summit Birmingham			Actual 2016	23,295,640	5,998,750	17,296,891	0	17,296,891			Actual 2015	26,934,666	7,344,888
3	One West 34th Street			Actual 2016	18,065,217	7,217,026	10,848,191	0	10,848,191			Actual 2015	14,959,560	7,137,535
4	Pentagon Center			TTM 9/30/2016	40,103,592	14,428,937	25,674,656	0	25,674,656			Actual 2015	36,729,753	11,212,485
5	JW Marriott Desert Springs	210	138	TTM 11/30/2016	107,456,596	83,173,535	24,283,061	5,910,113	18,372,949	210	138	Actual 2015	93,899,595	76,625,288
6	The Davenport			Annualized 11 11/30/2016	9,865,147	4,014,999	5,850,147	0	5,850,147			Actual 2015	10,396,300	4,310,355
7	Plaza 500			Actual 2016	6,983,380	2,074,487	4,908,893	0	4,908,893			Actual 2015	6,888,078	1,972,659
8	U.S. Grant Hotel	249	200	Actual 2016	32,077,010	25,493,757	6,583,253	1,283,080	5,300,173	249	200	Actual 2015	32,223,316	25,366,885
9	Merrill Lynch Drive			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
10	Key Center Cleveland	163	106	Actual 2016	59,240,408	40,182,682	19,057,726	0	19,057,726	162	108	Actual 2015	63,246,960	40,993,349
11	DoubleTree Greenway Houston	144	99	TTM 11/30/2016	20,982,187	15,350,027	5,632,160	839,279	4,792,881	144	99	Actual 2015	21,588,777	15,606,885
12	American Greetings HQ			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
13	The Shoppes at South Bay			Actual 2016	3,242,120	495,343	2,746,777	0	2,746,777			Actual 2015	3,238,243	567,320
14	GM Renaissance Center Parking Garage			TTM 11/30/2016	5,769,281	1,887,720	3,881,561	0	3,881,561			Actual 2015	4,771,941	1,479,192
15	Ralph’s Food Warehouse Portfolio			TTM 7/31/2016	7,623,324	1,328,881	6,294,443	0	6,294,443			Actual 2015	7,612,038	1,333,503
15.01	Ralph’s Food Warehouse - Fajardo			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
15.02	Instituto de Banca y Comercio			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
15.03	Ralph’s Food Warehouse - Yabucoa			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
15.04	Ralph’s Food Warehouse - Caguas			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
15.05	Ralph’s Food Warehouse - Humacao			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
15.06	Ralph’s Food Warehouse - Gurabo			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
15.07	Ralph’s Food Warehouse - Naguabo			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
15.08	Ralph’s Food Warehouse - San Lorenzo			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
15.09	Ralph’s Food Warehouse - Cayey			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
15.10	Ralph’s Food Warehouse - Las Piedras			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
15.11	Supermercado del Este			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
16	Preferred Freezer Philadelphia			Actual 2015	2,462,400	33,211	2,429,189	0	2,429,189			Actual 2014	2,462,400	31,746
17	Empire Tower I			Actual 2016	3,422,211	1,429,126	1,993,085	0	1,993,085			Actual 2015	2,976,157	1,514,543
18	2200 Renaissance Boulevard			Actual 2016	1,788,278	1,081,589	706,688	0	706,688			Actual 2015	1,551,029	1,242,537
19	B.F. Saul Hotel Portfolio	113	91	TTM 1/31/2017	11,315,166	8,298,727	3,016,439	0	3,016,439	113	91	Actual 2016	11,305,828	8,240,312
19.01	SpringHill Suites Boca Raton	115	94	TTM 1/31/2017	5,135,690	3,871,769	1,263,921	0	1,263,921	115	94	Actual 2016	5,126,720	3,830,120
19.02	TownePlace Suites Boca Raton	113	87	TTM 1/31/2017	2,944,614	1,984,348	960,266	0	960,266	113	87	Actual 2016	2,979,223	1,975,609
19.03	TownePlace Suites Ft Lauderdale West	109	90	TTM 1/31/2017	3,234,862	2,442,610	792,252	0	792,252	109	93	Actual 2016	3,199,885	2,434,583
20	Walgreens Alaska			Actual 2015	625,000	0	625,000	0	625,000			NAV	NAV	NAV
21	Walgreens New York			Actual 2015	554,257	0	554,257	0	554,257			NAV	NAV	NAV
22	Walgreens Alabama			Actual 2015	454,000	0	454,000	0	454,000			NAV	NAV	NAV
23	San Mateo Self Storage			TTM 11/30/2016	2,654,823	741,039	1,913,784	0	1,913,784			Actual 2015	2,487,079	728,178
24	King Plaza Center			Actual 2016	2,335,417	392,214	1,943,203	0	1,943,203			Actual 2015	2,259,628	371,366
25	Plaza at Milltown Commercial Center			TTM 11/30/2016	1,307,765	395,393	912,372	0	912,372			Actual 2015	1,131,801	408,006
26	Hilton – Mystic, CT	142	96	TTM 10/31/2016	8,575,839	6,647,852	1,927,987	0	1,927,987	141	96	Actual 2015	6,246,725	5,796,927
27	Hilton Garden Inn Chattanooga Downtown	145	110	Actual 2016	4,467,696	2,790,848	1,676,848	0	1,676,848	145	113	Actual 2015	4,574,482	2,781,762
28	Mercury Tech Center			Actual 2016	643,096	255,987	387,109	0	387,109			Actual 2015	182,053	220,571
29	Crossroads Shopping Center-Bakersfield			TTM 11/30/2016	1,344,847	387,052	957,794	0	957,794			Actual 2015	1,317,125	392,631
30	Bay Area Apartment Portfolio			Actual 2016	1,086,251	263,866	822,385	0	822,385			Actual 2015	977,946	258,848
30.01	Athol Apartments			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
30.02	Lester Apartments			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
31	Fashion Place Shopping Center			Annualized 8 8/30/2016	1,018,658	163,793	854,865	0	854,865			Actual 2015	1,066,555	283,456
32	Alameda Apartments			TTM 8/31/2016	1,303,804	460,304	843,500	39,808	803,692			Actual 2015	1,242,458	417,646
33	North Main Self Storage			TTM 11/30/2016	1,037,559	429,691	607,868	0	607,868			Actual 2015	978,115	371,054
34	24-HR Fitness - Pearland			Annualized 9 9/30/2016	1,038,397	182,859	855,538	0	855,538			Actual 2015	1,292,600	211,021
35	Medford Retail Shops			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
36	Magnolia Tech Park Portfolio			Annualized 10 10/31/2016	1,048,718	144,784	903,935	0	903,935			Actual 2015	906,510	157,865
36.01	Magnolia Tech Park			Annualized 10 10/31/2016	851,438	108,468	742,970	0	742,970			Actual 2015	717,610	112,996
36.02	Tamina Office Park			Annualized 10 10/31/2016	197,280	36,316	160,964	0	160,964			Actual 2015	188,900	44,869
37	Best Western – Hannaford, OH	96	78	Actual 2016	2,254,277	1,213,640	1,040,637	0	1,040,637	96	77	Actual 2015	2,292,871	1,151,673
38	Huntsville Commons			TTM 1/31/2017	849,907	183,693	666,214	0	666,214			Actual 2015	834,149	169,065
39	Red Roof Inn BWI Airport	68	53	Actual 2016	2,654,600	1,692,400	962,200	106,184	856,016	68	53	Actual 2015	2,715,800	1,738,300
40	Kingwood Forest Apartments			TTM 9/30/2016	1,243,191	457,044	786,148	0	786,148			Actual 2015	1,234,219	460,697
41	Lawndale Plaza			Annualized 10 10/31/2016	781,076	279,234	501,842	0	501,842			Actual 2015	809,070	245,363
42	Barry Plaza			TTM 7/31/2016	829,413	285,633	543,780	24,969	518,811			Actual 2015	794,995	298,888
43	301-333 S Abbot Avenue			Actual 2016	763,085	194,110	568,974	0	568,974			Actual 2015	744,418	191,894
44	Amcor Industrial			Actual 2016	570,491	43,574	526,917	0	526,917			Actual 2015	716,889	20,790
45	Walgreens Bluffton			Annualized 9 9/30/2016	340,000	5,289	334,711	0	334,711			Actual 2015	340,000	7,367
46	Walgreens – Holyoke, MA			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
47	Phenix Square			Actual 2016	355,096	95,024	260,072	0	260,072			Actual 2015	352,997	76,925
48	Dickinson Fiesta MHC			Actual 2016	365,163	184,551	180,612	0	180,612			Actual 2015	338,777	176,485

 A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period (10)	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR
1	D.C. Office Portfolio	9,384,675	0	9,384,675			Actual 2014	15,126,403	5,572,552	9,553,851	0	9,553,851
1.01	1020 19th Street	3,152,882	0	3,152,882			Actual 2014	5,188,508	1,945,025	3,243,483	0	3,243,483
1.02	1900 L Street	3,187,996	0	3,187,996			Actual 2014	4,872,868	1,749,551	3,123,317	0	3,123,317
1.03	1920 L Street	3,043,797	0	3,043,797			Actual 2014	5,065,027	1,877,976	3,187,051	0	3,187,051
2	The Summit Birmingham	19,589,778	0	19,589,778			Actual 2014	26,381,257	6,966,130	19,415,127	0	19,415,127
3	One West 34th Street	7,822,025	0	7,822,025			Actual 2014	15,458,741	6,368,441	9,090,300	0	9,090,300
4	Pentagon Center	25,517,267	0	25,517,267			Actual 2014	34,159,542	10,296,987	23,862,555	0	23,862,555
5	JW Marriott Desert Springs	17,274,307	5,160,790	12,113,517	201	122	Actual 2014	94,338,291	77,847,796	16,490,495	5,197,956	11,292,539	197
6	The Davenport	6,085,945	0	6,085,945			NAV	NAV	NAV	NAV	NAV	NAV
7	Plaza 500	4,915,419	0	4,915,419			Actual 2014	7,209,128	1,951,640	5,257,488	0	5,257,488
8	U.S. Grant Hotel	6,856,431	1,288,933	5,567,498	236	192	Actual 2014	30,448,999	24,249,385	6,199,614	1,217,960	4,981,654	217
9	Merrill Lynch Drive	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
10	Key Center Cleveland	22,253,611	0	22,253,611	158	112	Actual 2014	64,203,206	39,347,384	24,855,822	0	24,855,822	158
11	DoubleTree Greenway Houston	5,981,892	863,498	5,118,394	152	104	Actual 2014	21,205,110	15,618,857	5,586,253	848,204	4,738,049	144
12	American Greetings HQ	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
13	The Shoppes at South Bay	2,670,923	0	2,670,923			Actual 2014	3,267,158	541,928	2,725,230	0	2,725,230
14	GM Renaissance Center Parking Garage	3,292,749	0	3,292,749			Actual 2014	3,871,840	1,432,067	2,439,773	0	2,439,773
15	Ralph’s Food Warehouse Portfolio	6,278,535	0	6,278,535			Actual 2014	7,799,517	1,296,308	6,503,209	0	6,503,209
15.01	Ralph’s Food Warehouse - Fajardo	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.02	Instituto de Banca y Comercio	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.03	Ralph’s Food Warehouse - Yabucoa	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.04	Ralph’s Food Warehouse - Caguas	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.05	Ralph’s Food Warehouse - Humacao	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.06	Ralph’s Food Warehouse - Gurabo	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.07	Ralph’s Food Warehouse - Naguabo	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.08	Ralph’s Food Warehouse - San Lorenzo	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.09	Ralph’s Food Warehouse - Cayey	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.10	Ralph’s Food Warehouse - Las Piedras	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15.11	Supermercado del Este	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
16	Preferred Freezer Philadelphia	2,430,654	0	2,430,654			Actual 2013	2,462,400	27,849	2,434,551	0	2,434,551
17	Empire Tower I	1,461,614	0	1,461,614			Actual 2014	2,505,172	1,541,386	963,787	0	963,787
18	2200 Renaissance Boulevard	308,492	0	308,492			NAV	NAV	NAV	NAV	NAV	NAV
19	B.F. Saul Hotel Portfolio	3,065,516	0	3,065,516	112	91	Actual 2015	10,242,241	7,753,148	2,489,093	0	2,489,093	108
19.01	SpringHill Suites Boca Raton	1,296,600	0	1,296,600	114	93	Actual 2015	4,655,045	3,570,180	1,084,865	0	1,084,865	112
19.02	TownePlace Suites Boca Raton	1,003,614	0	1,003,614	113	87	Actual 2015	2,768,534	1,907,787	860,747	0	860,747	110
19.03	TownePlace Suites Ft Lauderdale West	765,302	0	765,302	108	91	Actual 2015	2,818,662	2,275,180	543,482	0	543,482	99
20	Walgreens Alaska	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
21	Walgreens New York	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
22	Walgreens Alabama	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
23	San Mateo Self Storage	1,758,901	0	1,758,901			Actual 2014	2,313,470	716,530	1,596,940	0	1,596,940
24	King Plaza Center	1,888,262	0	1,888,262			Actual 2014	2,180,971	393,467	1,787,504	0	1,787,504
25	Plaza at Milltown Commercial Center	723,795	0	723,795			Actual 2014	1,036,259	398,018	638,241	0	638,241
26	Hilton – Mystic, CT	449,798	0	449,798	126	75	Actual 2014	5,644,303	4,378,428	1,265,875	0	1,265,875	125
27	Hilton Garden Inn Chattanooga Downtown	1,792,720	0	1,792,720	139	116	Actual 2014	4,206,290	2,636,473	1,569,817	0	1,569,817	128
28	Mercury Tech Center	-38,518	0	-38,518			NAV	NAV	NAV	NAV	NAV	NAV
29	Crossroads Shopping Center-Bakersfield	924,493	0	924,493			Actual 2014	1,357,116	393,972	963,144	0	963,144
30	Bay Area Apartment Portfolio	719,098	0	719,098			Actual 2014	864,957	238,483	626,474	0	626,474
30.01	Athol Apartments	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
30.02	Lester Apartments	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
31	Fashion Place Shopping Center	783,099	0	783,099			Actual 2014	1,032,983	304,996	727,987	0	727,987
32	Alameda Apartments	824,812	24,505	800,307			Actual 2014	1,149,325	413,505	735,820	42,152	693,668
33	North Main Self Storage	607,061	0	607,061			Actual 2014	874,176	383,785	490,391	0	490,391
34	24-HR Fitness - Pearland	1,081,579	0	1,081,579			Actual 2014	1,014,335	214,868	799,467	0	799,467
35	Medford Retail Shops	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
36	Magnolia Tech Park Portfolio	748,645	0	748,645			Actual 2014	555,800	90,539	465,261	0	465,261
36.01	Magnolia Tech Park	604,614	0	604,614			Actual 2014	400,500	62,085	338,415	0	338,415
36.02	Tamina Office Park	144,031	0	144,031			Actual 2014	155,300	28,454	126,846	0	126,846
37	Best Western – Hannaford, OH	1,141,198	0	1,141,198	99	79	Actual 2014	2,114,374	1,089,065	1,025,309	0	1,025,309	97
38	Huntsville Commons	665,084	0	665,084			Actual 2014	800,321	159,981	640,340	0	640,340
39	Red Roof Inn BWI Airport	977,500	108,632	868,868	68	55	Actual 2014	2,575,000	1,591,200	983,800	103,000	880,800	66
40	Kingwood Forest Apartments	773,521	0	773,521			Actual 2014	1,272,896	475,024	797,871	0	797,871
41	Lawndale Plaza	563,707	0	563,707			Actual 2014	765,022	227,694	537,328	0	537,328
42	Barry Plaza	496,106	0	496,106			Actual 2014	824,078	311,531	512,547	0	512,547
43	301-333 S Abbot Avenue	552,525	0	552,525			Actual 2014	693,307	178,234	515,073	0	515,073
44	Amcor Industrial	696,099	0	696,099			Actual 2014	815,658	44,683	770,975	0	770,975
45	Walgreens Bluffton	332,633	0	332,633			Annualized 8 12/31/2014	340,000	5,100	334,900	0	334,900
46	Walgreens – Holyoke, MA	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
47	Phenix Square	276,072	0	276,072			Actual 2014	348,417	95,395	253,022	0	253,022
48	Dickinson Fiesta MHC	162,292	0	162,292			Actual 2014	311,626	161,216	150,410	0	150,410

 A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name (7) (9) (10) (11) (12) (13)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name (3) (9) (11)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date
1	D.C. Office Portfolio		N	Various	Various	Various	Various	Various	Various	Various	Various
1.01	1020 19th Street		N	Farr, Miller & Washington	7,661	6.6%	3/31/2018	Community Action Partnership	6,291	5.4%	4/30/2026
1.02	1900 L Street		N	Change to Win	12,711	12.1%	9/30/2020	Questex Media Group, LLC	12,513	11.9%	5/31/2020
1.03	1920 L Street		N	Liquidity Services, Inc.	27,347	25.4%	9/30/2019	League of Conservation Voters	13,030	12.1%	12/31/2017
2	The Summit Birmingham		N	Belk, Inc.	163,480	24.0%	1/31/2018	RSM US	35,724	5.2%	10/31/2021
3	One West 34th Street		N	Duane Reade	11,075	5.3%	11/30/2021	Olivia Miller, Inc.	10,600	5.0%	7/31/2024
4	Pentagon Center		N	GSA (DoD) Pentagon II (Taylor)	558,187	61.2%	4/30/2023	GSA (DoD) Pentagon I (Polk)	353,631	38.8%	9/14/2025
5	JW Marriott Desert Springs	121	N
6	The Davenport		N	HubSpot	185,448	80.3%	10/31/2027	Atlas Venture	18,674	8.1%	10/31/2017
7	Plaza 500		N	Paxton Van Lines, Inc.	143,440	28.5%	8/31/2023	Stock Building Supply	135,338	26.9%	2/29/2024
8	U.S. Grant Hotel	170	N
9	Merrill Lynch Drive		N	Merrill Lynch Pierce Fenner & Smith Incorporated	553,841	100.0%	11/30/2024
10	Key Center Cleveland	105	N	KeyBank National Association	477,781	34.9%	6/30/2030	Squire Patton Boggs	150,890	11.0%	4/30/2022
11	DoubleTree Greenway Houston	103	N
12	American Greetings HQ		N	American Greetings	655,969	100.0%	9/30/2031
13	The Shoppes at South Bay		N	Wal-Mart R.E. Business	146,947	74.6%	6/14/2025	Dollar Tree Stores, Inc	10,350	5.3%	3/31/2018
14	GM Renaissance Center Parking Garage		N	SP Plus Corporation	1,273	100.0%	12/31/2022
15	Ralph’s Food Warehouse Portfolio		Y	Various	Various	Various	Various	Various	Various	Various	Various
15.01	Ralph’s Food Warehouse - Fajardo		Y	Ralph’s Food Warehouse - Fajardo	82,000	83.5%	1/31/2037	Rent Express by Berrios, Inc.	7,257	7.4%	1/31/2019
15.02	Instituto de Banca y Comercio		Y	Instituto de Banca y Comercio (IBC)	60,000	100.0%	1/31/2037
15.03	Ralph’s Food Warehouse - Yabucoa		Y	Ralph’s Food Warehouse - Yabucoa	59,276	66.4%	1/31/2037	Grands	15,835	17.7%	6/30/2021
15.04	Ralph’s Food Warehouse - Caguas		Y	Ralph’s Food Warehouse - Caguas	62,281	85.7%	1/31/2037	McDonald’s	4,094	5.6%	9/30/2031
15.05	Ralph’s Food Warehouse - Humacao		Y	Ralph’s Food Warehouse - Humacao	74,679	90.7%	1/31/2037	Banco Popular	5,652	6.9%	10/31/2026
15.06	Ralph’s Food Warehouse - Gurabo		Y	Ralph’s Food Warehouse - Gurabo	38,725	76.0%	1/31/2037	Empresas Saez	3,448	6.8%	11/14/2017
15.07	Ralph’s Food Warehouse - Naguabo		Y	Ralph’s Food Warehouse -Naguabo	47,484	83.1%	1/31/2037	Me Salve	3,600	6.3%	8/31/2022
15.08	Ralph’s Food Warehouse - San Lorenzo		Y	Ralph’s Food Warehouse - San Lorenzo	45,109	100.0%	1/31/2037
15.09	Ralph’s Food Warehouse - Cayey		Y	Ralph’s Food Warehouse - Cayey	40,424	100.0%	1/31/2037
15.10	Ralph’s Food Warehouse - Las Piedras		Y	Ralph’s Food Warehouse - Las Piedras	40,862	100.0%	1/31/2037
15.11	Supermercado del Este		Y	Supermercados del Este	30,405	100.0%	1/31/2037
16	Preferred Freezer Philadelphia		N	Preferred Freezer	138,236	100.0%	3/31/2042
17	Empire Tower I		N	Sedgwick Claims Mgmt Svcs, Inc	27,244	15.2%	2/29/2020	Caliber Home Loans, Inc.	12,065	6.7%	6/30/2020
18	2200 Renaissance Boulevard		N	Liberty Mutual Insurance	42,418	23.0%	6/30/2022	Ratner Prestia PC	23,915	13.0%	8/31/2027
19	B.F. Saul Hotel Portfolio	83	N
19.01	SpringHill Suites Boca Raton	85	N
19.02	TownePlace Suites Boca Raton	82	N
19.03	TownePlace Suites Ft Lauderdale West	81	N
20	Walgreens Alaska		N	Walgreens	14,418	100.0%	5/31/2034
21	Walgreens New York		N	Walgreens	14,550	100.0%	10/31/2037
22	Walgreens Alabama		N	Walgreens	14,550	100.0%	6/30/2037
23	San Mateo Self Storage		N
24	King Plaza Center		N	Manila Oriental	32,359	54.4%	6/30/2026	Jeff Zhen Lin & How Chun Wong dba Tai Yuan Restaurant	8,255	13.9%	7/31/2025
25	Plaza at Milltown Commercial Center		N	Hawaii Tech Academy Public Charter School	13,106	36.0%	5/15/2026	Liberty Dialysis-Hawaii LLC	12,704	34.9%	10/31/2018
26	Hilton – Mystic, CT	79	N
27	Hilton Garden Inn Chattanooga Downtown	104	N
28	Mercury Tech Center		N	San Diego Services, LLC	9,241	11.5%	9/30/2021	Resonetics, LLC	8,927	11.1%	11/30/2025
29	Crossroads Shopping Center-Bakersfield		N	FoodMaxx/Save Mart	58,239	59.4%	10/7/2021	T-Shirt Outlet	6,450	6.6%	1/31/2018
30	Bay Area Apartment Portfolio		N
30.01	Athol Apartments		N
30.02	Lester Apartments		N
31	Fashion Place Shopping Center		N	Goodwill Industries	26,458	17.9%	9/30/2021	Badcock Home Furniture & More	24,300	16.5%	3/31/2024
32	Alameda Apartments		N
33	North Main Self Storage		N
34	24-HR Fitness - Pearland		N	24 HR Fitness	39,700	100.0%	12/31/2032
35	Medford Retail Shops		N	Red Robin	7,247	19.3%	12/31/2018	DMW	7,178	19.2%	7/31/2031
36	Magnolia Tech Park Portfolio		N	Various	Various	Various	Various	Various	Various	Various	Various
36.01	Magnolia Tech Park		N	BlueFish Worx	21,350	31.1%	8/31/2019	MBA Construction	19,200	28.0%	2/28/2020
36.02	Tamina Office Park		N	eSpend, LLC	6,525	34.9%	10/31/2017	Matt & Charlene Watson	3,400	18.2%	1/31/2018
37	Best Western – Hannaford, OH	72	N
38	Huntsville Commons		N	It’s Fashion Metro	10,000	15.7%	1/31/2020	Dollar Tree Stores, Inc.	10,000	15.7%	1/31/2026
39	Red Roof Inn BWI Airport	52	N
40	Kingwood Forest Apartments		N
41	Lawndale Plaza		N	99 Cents Only	18,215	35.1%	1/31/2020	Family Dollar Stores	12,700	24.5%	12/31/2020
42	Barry Plaza		N	AutoZone, Inc.	8,556	24.2%	7/31/2023	ETA Wholesale & Retail, Inc., dba Dollar Price Plus	3,554	10.0%	9/30/2019
43	301-333 S Abbot Avenue		N	Denny’s Inc.	8,263	40.6%	10/12/2030	Alliance	5,796	28.5%	5/31/2026
44	Amcor Industrial		N	Amcor Flexibles LLC	170,891	100.0%	5/31/2026
45	Walgreens Bluffton		N	Walgreens	13,650	100.0%	7/31/2080
46	Walgreens – Holyoke, MA		N	Walgreens	13,854	99.6%	9/30/2034
47	Phenix Square		N	Big Lots	33,720	63.0%	1/31/2021	Family Dollar Store	9,000	16.8%	12/31/2017
48	Dickinson Fiesta MHC		N

 A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	3rd Largest Tenant Name (9) (11) (12)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name (11) (12)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date
1	D.C. Office Portfolio	Various	Various	Various	Various	Various	Various	Various	Various
1.01	1020 19th Street	Strategic Marketing Innovations	6,045	5.2%	5/31/2021	FSG.Inc.	5,127	4.4%	3/31/2022
1.02	1900 L Street	Robert Half International Inc.	4,715	4.5%	3/31/2019	Nat’l Committee for Responsive Philanthropy (NCRP)	3,140	3.0%	7/31/2026
1.03	1920 L Street	Mooney, Green, Saindon, Murphy & Welch PC	7,803	7.2%	10/31/2025	PNC Bank	5,304	4.9%	12/31/2018
2	The Summit Birmingham	Barnes & Noble	25,397	3.7%	2/1/2018	Gap	17,522	2.6%	3/31/2020
3	One West 34th Street	International Inspirations, Ltd	7,754	3.7%	11/30/2026	L M Cohen & Co. Llp	7,104	3.4%	1/31/2024
4	Pentagon Center
5	JW Marriott Desert Springs
6	The Davenport	Nature Publishing Group	11,064	4.8%	4/30/2018
7	Plaza 500	Precision Doors & Hardware	36,658	7.3%	2/29/2024	Service Source, Inc.	27,603	5.5%	5/31/2020
8	U.S. Grant Hotel
9	Merrill Lynch Drive
10	Key Center Cleveland	Forest City	147,795	10.8%	3/31/2033	Thompson Hine LLP	125,120	9.1%	9/30/2029
11	DoubleTree Greenway Houston
12	American Greetings HQ
13	The Shoppes at South Bay	Lumber Liquidators	5,175	2.6%	2/29/2020	Light of Day Inc, & Kevin	3,500	1.8%	6/30/2020
14	GM Renaissance Center Parking Garage
15	Ralph’s Food Warehouse Portfolio	Various	Various	Various	Various	Various	Various	Various	Various
15.01	Ralph’s Food Warehouse - Fajardo	Medical Card Systems	2,034	2.1%	1/31/2018
15.02	Instituto de Banca y Comercio
15.03	Ralph’s Food Warehouse - Yabucoa	Rent A Center	4,321	4.8%	10/31/2018	Centro Radiologico de Yabucoa, Inc.	2,734	3.1%	11/30/2021
15.04	Ralph’s Food Warehouse - Caguas	Banco Popular	2,100	2.9%	12/31/2019	Conmed Laboratories	2,100	2.9%	3/31/2025
15.05	Ralph’s Food Warehouse - Humacao
15.06	Ralph’s Food Warehouse - Gurabo	Laboratorio Clinico	2,577	5.1%	12/31/2031	Capital Taco Maker	1,912	3.8%	8/31/2024
15.07	Ralph’s Food Warehouse - Naguabo	Zulyer Pharmacy	2,250	3.9%	3/31/2018
15.08	Ralph’s Food Warehouse - San Lorenzo
15.09	Ralph’s Food Warehouse - Cayey
15.10	Ralph’s Food Warehouse - Las Piedras
15.11	Supermercado del Este
16	Preferred Freezer Philadelphia
17	Empire Tower I	Liberty Mutual Insurance Co.	10,435	5.8%	5/31/2019	UC Synergetic, LLC	9,630	5.4%	10/31/2019
18	2200 Renaissance Boulevard	Telerx Marketing, Inc	15,782	8.6%	11/30/2021	ASI Business Solutions	14,419	7.8%	6/30/2020
19	B.F. Saul Hotel Portfolio
19.01	SpringHill Suites Boca Raton
19.02	TownePlace Suites Boca Raton
19.03	TownePlace Suites Ft Lauderdale West
20	Walgreens Alaska
21	Walgreens New York
22	Walgreens Alabama
23	San Mateo Self Storage
24	King Plaza Center	Wash & Dry	2,394	4.0%	1/31/2017	Chung Ko Fong & Mai Wai Chow Fong dba New Horizons Bakery	1,890	3.2%	5/31/2020
25	Plaza at Milltown Commercial Center	Ballet Hawaii	2,619	7.2%	5/31/2026	Na Maka PreSchool	1,762	4.8%	7/31/2018
26	Hilton – Mystic, CT
27	Hilton Garden Inn Chattanooga Downtown
28	Mercury Tech Center	Advanced HPC, Inc.	8,665	10.8%	2/29/2024	Unique Building Group, Inc.	8,443	10.5%	10/31/2021
29	Crossroads Shopping Center-Bakersfield	Y.J. Tae Kwon Do Aca	3,153	3.2%	11/30/2018	Dr. Jason Nguyen Den	2,601	2.7%	7/31/2022
30	Bay Area Apartment Portfolio
30.01	Athol Apartments
30.02	Lester Apartments
31	Fashion Place Shopping Center	Staples	22,500	15.3%	12/31/2021	Dollar Tree	16,700	11.3%	6/30/2024
32	Alameda Apartments
33	North Main Self Storage
34	24-HR Fitness - Pearland
35	Medford Retail Shops	Safeway Gas	3,600	9.6%	9/30/2021	Mongolian BBQ	3,320	8.9%	3/31/2021
36	Magnolia Tech Park Portfolio	Various	Various	Various	Various	Various	Various	Various	Various
36.01	Magnolia Tech Park	Agility Doc’s	7,100	10.3%	9/30/2018	Abstract Media	5,550	8.1%	3/31/2022
36.02	Tamina Office Park	MWT Capital	2,700	14.4%	12/31/2021	Little Frozen Foods	2,250	12.0%	8/31/2018
37	Best Western – Hannaford, OH
38	Huntsville Commons	Chow King	5,590	8.8%	5/31/2018	Rent A Center East Inc.	5,000	7.8%	5/31/2022
39	Red Roof Inn BWI Airport
40	Kingwood Forest Apartments
41	Lawndale Plaza	La Michoacana Meat Market	10,954	21.1%	5/31/2018	Crown Dental	2,262	4.4%	2/28/2027
42	Barry Plaza	Rent-A-Center East, Inc.	3,550	10.0%	2/28/2021	JPMorganChase Bank, National Association	3,245	9.2%	4/30/2019
43	301-333 S Abbot Avenue	Achieving Stars Academy	4,842	23.8%	3/31/2020	Swati Pappu dba The Dental Clinic	1,463	7.2%	8/31/2021
44	Amcor Industrial
45	Walgreens Bluffton
46	Walgreens – Holyoke, MA
47	Phenix Square	Renter’s Choice	4,542	8.5%	8/31/2021	Advance America CAS	2,200	4.1%	9/30/2017
48	Dickinson Fiesta MHC

 A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	5th Largest Tenant Name (9) (11)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)
1	D.C. Office Portfolio	Various	Various	Various	Various	12/28/2016	Various				N
1.01	1020 19th Street	Roth Staffing Companies, L.P.	3,836	3.3%	11/30/2017	12/28/2016	12/28/2016				N
1.02	1900 L Street	The Reagan-Udall Foundation for the Food & Drug Administration	2,795	2.7%	5/31/2022	12/28/2016	12/29/2016				N
1.03	1920 L Street	Booking.com	5,106	4.7%	8/31/2020	12/28/2016	12/30/2016				N
2	The Summit Birmingham	Brownell Travel	15,126	2.2%	3/31/2018	11/9/2016	11/10/2016				N
3	One West 34th Street	Hop Lun, U.S.A., Inc	6,441	3.1%	7/31/2018	12/16/2016	12/16/2016				N
4	Pentagon Center					12/29/2016	12/29/2016				N
5	JW Marriott Desert Springs					1/5/2017	1/18/2017		12/5/2016	16.0%	N
6	The Davenport					1/25/2017	1/18/2017				N
7	Plaza 500	The New Haven Company	16,618	3.3%	4/30/2020	1/30/2017	2/1/2017				N
8	U.S. Grant Hotel					8/11/2016	8/9/2016	1/4/2017	8/9/2016	18.0%	N
9	Merrill Lynch Drive					12/30/2016	12/30/2016				N
10	Key Center Cleveland	Baker Hostetler LLP	115,615	8.4%	10/31/2031	8/3/2016	8/11/2016				N
11	DoubleTree Greenway Houston					12/30/2016	12/30/2016				N
12	American Greetings HQ					9/12/2016	9/8/2016				N
13	The Shoppes at South Bay	T-Mobile West Corporation	2,500	1.3%	6/30/2018	2/14/2017	2/15/2017		2/15/2017	Building 19503: 9.0%; Building 1431 & 1441: 7.0%	N
14	GM Renaissance Center Parking Garage					1/4/2017	1/3/2017				N
15	Ralph’s Food Warehouse Portfolio	Various	Various	Various	Various	Various	8/15/2016		8/26/2016	Various	N
15.01	Ralph’s Food Warehouse - Fajardo					8/15/2016	8/15/2016		8/26/2016	11.0%	N
15.02	Instituto de Banca y Comercio					8/15/2016	8/15/2016		8/26/2016	14.0%	N
15.03	Ralph’s Food Warehouse - Yabucoa	Humberto Vidal	2,640	3.0%	1/31/2018	8/15/2016	8/15/2016		8/26/2016	11.0%	N
15.04	Ralph’s Food Warehouse - Caguas	Vitalidad Wellness	2,065	2.8%	6/30/2018	8/15/2016	8/15/2016		8/26/2016	16.0%	N
15.05	Ralph’s Food Warehouse - Humacao					8/15/2016	8/15/2016		8/26/2016	12.0%	N
15.06	Ralph’s Food Warehouse - Gurabo	Ilka Rodriguez (Optometry World)	1,596	3.1%	3/21/2023	8/15/2016	8/15/2016		8/26/2016	11.0%	N
15.07	Ralph’s Food Warehouse - Naguabo					8/15/2016	8/15/2016		8/26/2016	12.0%	N
15.08	Ralph’s Food Warehouse - San Lorenzo					8/15/2016	8/15/2016		8/26/2016	12.0%	N
15.09	Ralph’s Food Warehouse - Cayey					1/24/2017	8/15/2016		8/26/2016	18.0%	N
15.10	Ralph’s Food Warehouse - Las Piedras					1/24/2017	8/15/2016		8/26/2016	18.0%	N
15.11	Supermercado del Este					8/15/2016	8/15/2016		8/26/2016	11.0%	N
16	Preferred Freezer Philadelphia					12/19/2016	12/19/2016				N
17	Empire Tower I	City National Bank	8,030	4.5%	6/30/2025	1/23/2017	4/1/2016		4/1/2016	13.0%	N
18	2200 Renaissance Boulevard	CMI Media, LLC	13,292	7.2%	12/31/2021	12/27/2016	12/20/2016				N
19	B.F. Saul Hotel Portfolio					1/26/2017	1/26/2017				N
19.01	SpringHill Suites Boca Raton					1/26/2017	1/26/2017				N
19.02	TownePlace Suites Boca Raton					1/26/2017	1/26/2017				N
19.03	TownePlace Suites Ft Lauderdale West					1/26/2017	1/26/2017				N
20	Walgreens Alaska					12/7/2016	12/7/2016		12/7/2016	10.0%	N
21	Walgreens New York					12/7/2016	12/7/2016				N
22	Walgreens Alabama					12/7/2016	12/7/2016				N
23	San Mateo Self Storage					12/22/2016	1/9/2017		12/21/2016	Building A&D- 9.0%, Building B&C - 17.0%	N
24	King Plaza Center	Jessica Fong & Robert Fong dba Mr. Fong’s BBQ & Noodles	1,536	2.6%	7/31/2018	12/2/2016	12/1/2016		12/1/2016	16.0%	N
25	Plaza at Milltown Commercial Center	Pearl’s Chinese Restaurant	1,370	3.8%	10/31/2018	11/28/2016	11/28/2016				N
26	Hilton – Mystic, CT					12/20/2016	12/20/2016				N
27	Hilton Garden Inn Chattanooga Downtown					2/6/2017	2/14/2017				N
28	Mercury Tech Center	Avad LLC	7,407	9.2%	2/28/2022	2/8/2017	1/16/2017		1/16/2017	11.0%	N
29	Crossroads Shopping Center-Bakersfield	Prince Cigarettes	2,455	2.5%	12/31/2020	12/16/2016	12/16/2016		12/15/2016	7.0%	N
30	Bay Area Apartment Portfolio					12/23/2016	12/27/2016		12/23/2016	Various	N
30.01	Athol Apartments					12/23/2016	12/27/2016		12/23/2016	18.0%	N
30.02	Lester Apartments					12/23/2016	12/27/2016		12/23/2016	16.0%	N
31	Fashion Place Shopping Center	Its Fashion Metro	12,453	8.4%	1/31/2022	10/18/2016	10/26/2016				N
32	Alameda Apartments					10/3/2016	10/3/2016		10/3/2016	24.0%	Y
33	North Main Self Storage					12/29/2016	12/29/2016		12/29/2016	5.0%	N
34	24-HR Fitness - Pearland					10/14/2016	10/14/2016				N
35	Medford Retail Shops	Nature’s Pet	3,150	8.4%	6/30/2019	9/16/2016	9/16/2016		9/16/2016	5.0%	N
36	Magnolia Tech Park Portfolio	Various	Various	Various	Various	10/20/2016	10/20/2016				N
36.01	Magnolia Tech Park	Chaulk Bucket	3,750	5.5%	2/28/2020	10/20/2016	10/20/2016				N
36.02	Tamina Office Park	EVI Management, Inc.	1,350	7.2%	12/31/2017	10/20/2016	10/20/2016				N
37	Best Western – Hannaford, OH					1/23/2017	1/23/2017				N
38	Huntsville Commons	Marty’s LLC	4,000	6.3%	11/30/2020	2/13/2017	2/13/2017				N
39	Red Roof Inn BWI Airport					12/1/2016	11/28/2016				N
40	Kingwood Forest Apartments					10/28/2016	10/27/2016				N
41	Lawndale Plaza	Oportun	1,574	3.0%	8/31/2020	11/30/2016	11/30/2016				N
42	Barry Plaza	NWW, LLC, dba Wingstop	2,800	7.9%	9/30/2019	8/17/2016	8/17/2016				N
43	301-333 S Abbot Avenue					1/9/2017	1/9/2017		1/9/2017	13.0%	N
44	Amcor Industrial					12/19/2016	12/16/2016				N
45	Walgreens Bluffton					12/7/2016	12/7/2016				N
46	Walgreens – Holyoke, MA					12/5/2016	12/5/2016				N
47	Phenix Square	Cellular Outlet LLC	1,500	2.8%	7/31/2019	2/1/2017	2/14/2017				N
48	Dickinson Fiesta MHC					9/30/2016	10/3/2016				N

 A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($) (7)
1	D.C. Office Portfolio	Y	Refinance	0	1,614,433	230,633	Cash		0	Springing			0
1.01	1020 19th Street	Y
1.02	1900 L Street	Y
1.03	1920 L Street	Y
2	The Summit Birmingham	Y	Refinance	0	0	Springing			0	Springing			0
3	One West 34th Street	Y	Refinance	366,740	315,500	315,500	Cash		0	Springing			0
4	Pentagon Center	Y	Acquisition	0	0	Springing			0	Springing			0
5	JW Marriott Desert Springs	Y	Acquisition	0	0	Springing			0	Springing			0
6	The Davenport	Y	Acquisition	5,225	0	Springing			0	Springing			0
7	Plaza 500	Y	Acquisition	24,688	195,000	65,000	Cash		1,250	625	Cash		250,000
8	U.S. Grant Hotel	Y	Recapitilization	0	0	80,260	Cash		244,118	30,515	Cash		0
9	Merrill Lynch Drive	Y	Acquisition	18,113	737,682	122,947	Cash		124,482	10,374	Cash		0
10	Key Center Cleveland	Y	Acquisition	64,625	1,540,363	770,181	Cash		55,406	27,703	Cash		18,271,556
11	DoubleTree Greenway Houston	Y	Acquisition	0	81,868	81,868	Cash		10,771	10,771	Cash		0
12	American Greetings HQ	Y	Refinance	0	0	Springing			0	Springing			0
13	The Shoppes at South Bay	Y	Refinance	2,500	21,730	21,730; Springing	Cash		20,810	4,162	Cash		0
14	GM Renaissance Center Parking Garage	Y	Acquisition	596,250	101,502	50,751	Cash		9,061	3,020	Cash		200,000
15	Ralph’s Food Warehouse Portfolio	Y	Refinance	101,494	69,001	69,001	Cash		0	Springing			0
15.01	Ralph’s Food Warehouse - Fajardo	Y
15.02	Instituto de Banca y Comercio	Y
15.03	Ralph’s Food Warehouse - Yabucoa	Y
15.04	Ralph’s Food Warehouse - Caguas	Y
15.05	Ralph’s Food Warehouse - Humacao	Y
15.06	Ralph’s Food Warehouse - Gurabo	Y
15.07	Ralph’s Food Warehouse - Naguabo	Y
15.08	Ralph’s Food Warehouse - San Lorenzo	Y
15.09	Ralph’s Food Warehouse - Cayey	Y
15.10	Ralph’s Food Warehouse - Las Piedras	Y
15.11	Supermercado del Este	Y
16	Preferred Freezer Philadelphia	Y	Refinance	0	0	Springing			0	Springing			0
17	Empire Tower I	Y	Acquisition	0	0	31,153	Cash		6,408	3,204	Cash		0
18	2200 Renaissance Boulevard	Y	Acquisition	19,500	90,308	21,959	Cash		0	Springing			0
19	B.F. Saul Hotel Portfolio	Y	Refinance	0	202,435	40,488	Cash		0	Springing			0
19.01	SpringHill Suites Boca Raton	Y
19.02	TownePlace Suites Boca Raton	Y
19.03	TownePlace Suites Ft Lauderdale West	Y
20	Walgreens Alaska	Y	Acquisition	0	0	Springing			0	Springing			0
21	Walgreens New York	Y	Acquisition	0	0	Springing			0	Springing			0
22	Walgreens Alabama	Y	Acquisition	3,400	0	Springing			0	Springing			0
23	San Mateo Self Storage	Y	Refinance	0	0	21,980	Cash		3,424	1,712	Cash		0
24	King Plaza Center	Y	Refinance	40,625	142,831	28,566	Cash		32,242	2,931	Cash		0
25	Plaza at Milltown Commercial Center	Y	Refinance	500	5,701	5,701	Cash		10,583	1,764	Cash		0
26	Hilton – Mystic, CT	Y	Refinance	10,933	41,167	20,583	Cash		0	Springing			0
27	Hilton Garden Inn Chattanooga Downtown	Y	Refinance	0	28,549	14,276	Cash		0	Springing			0
28	Mercury Tech Center	Y	Acquisition	0	7,393	7,393	Cash		0	Springing			0
29	Crossroads Shopping Center-Bakersfield	Y	Acquisition	102,875	0	15,358	Cash		3,522	1,761	Cash		0
30	Bay Area Apartment Portfolio	Y	Refinance	4,812	12,345	6,172	Cash		6,027	2,009	Cash		92,000
30.01	Athol Apartments	Y
30.02	Lester Apartments	Y
31	Fashion Place Shopping Center	Y	Refinance	4,813	0	10,297	Cash		0	Springing			0
32	Alameda Apartments	Y	Refinance	178,413	15,801	3,950	Cash		19,082	9,541	Cash		150,000
33	North Main Self Storage	Y	Refinance	0	5,149	5,149	Cash		0	Springing			0
34	24-HR Fitness - Pearland	Y	Refinance	0	14,994	14,994	Cash		33,523	2,579	Cash		0
35	Medford Retail Shops	Y	Refinance	16,500	13,373	3,343	Cash		0	Springing			0
36	Magnolia Tech Park Portfolio	Y	Refinance	0	10,098	10,098	Cash		17,442	1,938	Cash		0
36.01	Magnolia Tech Park	Y
36.02	Tamina Office Park	Y
37	Best Western – Hannaford, OH	Y	Refinance	28,188	26,397	6,599	Cash		20,976	1,748	Cash		0
38	Huntsville Commons	Y	Acquisition	0	27,795	5,559	Cash		0	Springing			0
39	Red Roof Inn BWI Airport	Y	Refinance	0	10,478	5,239	Cash		0	Springing			0
40	Kingwood Forest Apartments	Y	Refinance	205,188	7,726	7,726	Cash		27,546	4,591	Cash		0
41	Lawndale Plaza	Y	Acquisition	0	9,502	9,502	Cash		0	Springing			0
42	Barry Plaza	Y	Acquisition	143,750	0	12,036	Cash		0	Springing			100,000
43	301-333 S Abbot Avenue	Y	Refinance	0	4,128	4,128	Cash		0	Springing			0
44	Amcor Industrial	Y	Acquisition	0	0	Springing			0	Springing			0
45	Walgreens Bluffton	N	Refinance	31,228	0	Springing			1,035	94	Cash		0
46	Walgreens – Holyoke, MA	Y	Acquisition	0	0	Springing			0	Springing			0
47	Phenix Square	Y	Refinance	33,688	7,244	1,811	Cash		8,888	1,111	Cash		0
48	Dickinson Fiesta MHC	Y	Refinance	0	2,064	1,032	Cash		0	Springing			0

 A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly Replacement Reserve ($) (14)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Reserve Cap ($)
1	D.C. Office Portfolio	4,925	237,000	Cash		0	41,040	1,970,000
1.01	1020 19th Street
1.02	1900 L Street
1.03	1920 L Street
2	The Summit Birmingham	Springing	0			1,989,285	Springing	0
3	One West 34th Street	7,390	266,036	Cash		0	52,785	1,900,260
4	Pentagon Center	Springing	0	Cash		0	Springing	0
5	JW Marriott Desert Springs	Springing	0			0	0	0
6	The Davenport	Springing	0			0	Springing	0
7	Plaza 500	6,285	0	Cash		250,000	8,380; Springing	0
8	U.S. Grant Hotel	Springing	0			0	0	0
9	Merrill Lynch Drive	6,923	0	Cash		0	0	0
10	Key Center Cleveland	29,284	1,757,065	Cash		24,069,759	110,513	0
11	DoubleTree Greenway Houston	34,875	0	Cash		0	0	0
12	American Greetings HQ	0	0			0	54,664	0
13	The Shoppes at South Bay	3,352; Springing	120,659	Cash		360,000	8,379	360,000
14	GM Renaissance Center Parking Garage	5,304	0	Cash		0	0	0
15	Ralph’s Food Warehouse Portfolio	12,237	734,203	Cash		0	55,621	0
15.01	Ralph’s Food Warehouse - Fajardo
15.02	Instituto de Banca y Comercio
15.03	Ralph’s Food Warehouse - Yabucoa
15.04	Ralph’s Food Warehouse - Caguas
15.05	Ralph’s Food Warehouse - Humacao
15.06	Ralph’s Food Warehouse - Gurabo
15.07	Ralph’s Food Warehouse - Naguabo
15.08	Ralph’s Food Warehouse - San Lorenzo
15.09	Ralph’s Food Warehouse - Cayey
15.10	Ralph’s Food Warehouse - Las Piedras
15.11	Supermercado del Este
16	Preferred Freezer Philadelphia	Springing	0			0	0	0
17	Empire Tower I	3,742	0	Cash		150,000	18,709	675,000
18	2200 Renaissance Boulevard	3,069	0	Cash		1,250,000	$48,331; Springing	3,000,000
19	B.F. Saul Hotel Portfolio	37,666	0	Cash		0	0	0
19.01	SpringHill Suites Boca Raton
19.02	TownePlace Suites Boca Raton
19.03	TownePlace Suites Ft Lauderdale West
20	Walgreens Alaska	Springing	0			0	Springing	0
21	Walgreens New York	Springing	0			0	Springing	0
22	Walgreens Alabama	Springing	0			0	Springing	0
23	San Mateo Self Storage	1,371	0	Cash		0	0	0
24	King Plaza Center	0	0			100,000	5,000	100,000
25	Plaza at Milltown Commercial Center	455	0	Cash		0	14,213	0
26	Hilton – Mystic, CT	28,527	0	Cash		0	0	0
27	Hilton Garden Inn Chattanooga Downtown	14,892	0	Cash		0	0	0
28	Mercury Tech Center	4,750; reduces to 1,075 monthly commencing on April 2021 Payment Date	0	Cash		0	5,000	250,000
29	Crossroads Shopping Center-Bakersfield	Springing	0			0	Springing	0
30	Bay Area Apartment Portfolio	1,400	0	Cash		0	0	0
30.01	Athol Apartments
30.02	Lester Apartments
31	Fashion Place Shopping Center	2,702	0	Cash		0	12,284	442,218
32	Alameda Apartments	4,000	150,000	Cash		0	0	0
33	North Main Self Storage	1,363; Springing	32,717	Cash		0	0	0
34	24-HR Fitness - Pearland	662	0	Cash		0	0	0
35	Medford Retail Shops	796	0	Cash		0	3,000	108,000
36	Magnolia Tech Park Portfolio	1,456	0	Cash		250,000	Springing	250,000
36.01	Magnolia Tech Park
36.02	Tamina Office Park
37	Best Western – Hannaford, OH	7,369	0	Cash		0	0	0
38	Huntsville Commons	798; Springing	19,143	Cash		75,000	4,041	200,000
39	Red Roof Inn BWI Airport	FF&E Monthly Deposit (currently $8,824.50) is based on 1/12 of 4% of Gross Revenue, adjusted annually.	0	Cash		0	0	0
40	Kingwood Forest Apartments	4,767	286,000	Cash		0	0	0
41	Lawndale Plaza	869	0	Cash		52,127	4,344	208,508
42	Barry Plaza	0	100,000	Cash		100,000	Springing	100,000
43	301-333 S Abbot Avenue	577; Springing	13,848	Cash		0	2,834	68,016
44	Amcor Industrial	0	0			0	0	0
45	Walgreens Bluffton	Springing	0			0	Springing	0
46	Walgreens – Holyoke, MA	219	0	Cash		0	0	0
47	Phenix Square	892	0	Cash		0	2,338	0
48	Dickinson Fiesta MHC	317	11,400	Cash		0	0	0

 A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description
1	D.C. Office Portfolio	Cash		0	0			Existing TI/LC Reserve Fund ($816,325); Free Rent Reserve ($806,797)
1.01	1020 19th Street
1.02	1900 L Street
1.03	1920 L Street
2	The Summit Birmingham	Cash		0	0			Overage Rent Reserve
3	One West 34th Street	Cash		0	0
4	Pentagon Center	Cash		0	0			Unfunded Obligations Account
5	JW Marriott Desert Springs			0	0			PIP Funds
6	The Davenport			0	0			Rent Abatement Reserve
7	Plaza 500	Cash		0	0			Landlord Obligation Reserve
8	U.S. Grant Hotel			0	0			PIP Reserve Funds
9	Merrill Lynch Drive			0	0
10	Key Center Cleveland	Cash		0	0			Marriott PIP Reserve; Marriott FF&E Reserve; Ground Rent Reserve
11	DoubleTree Greenway Houston			0	0			PIP Funds
12	American Greetings HQ	Cash		0	0			Remaining Liabilities Funds Account ($13,041,716); Remaining Liabilities Letter of Credit ($2,612,000); Ground Rent Reserve Account ($50,675.25)
13	The Shoppes at South Bay	Cash		0	0			Rent Concession Reserve
14	GM Renaissance Center Parking Garage			0	0
15	Ralph’s Food Warehouse Portfolio	Cash		0	0			Ground Rent Funds
15.01	Ralph’s Food Warehouse - Fajardo
15.02	Instituto de Banca y Comercio
15.03	Ralph’s Food Warehouse - Yabucoa
15.04	Ralph’s Food Warehouse - Caguas
15.05	Ralph’s Food Warehouse - Humacao
15.06	Ralph’s Food Warehouse - Gurabo
15.07	Ralph’s Food Warehouse - Naguabo
15.08	Ralph’s Food Warehouse - San Lorenzo
15.09	Ralph’s Food Warehouse - Cayey
15.10	Ralph’s Food Warehouse - Las Piedras
15.11	Supermercado del Este
16	Preferred Freezer Philadelphia			0	0
17	Empire Tower I	Cash		0	0			Tenant Specific TILC Reserve
18	2200 Renaissance Boulevard	Cash		0	0			Rent Concession Reserve
19	B.F. Saul Hotel Portfolio			591,603	Springing	Cash
19.01	SpringHill Suites Boca Raton
19.02	TownePlace Suites Boca Raton
19.03	TownePlace Suites Ft Lauderdale West
20	Walgreens Alaska			0	0
21	Walgreens New York			0	0
22	Walgreens Alabama			0	0
23	San Mateo Self Storage			0	0
24	King Plaza Center	Cash		0	0
25	Plaza at Milltown Commercial Center	Cash		0	0
26	Hilton – Mystic, CT			250,518	0	Cash		Seasonality Reserve
27	Hilton Garden Inn Chattanooga Downtown			0	0			Springing PIP Reserve
28	Mercury Tech Center	Cash		0	0			Rent Concession Reseve
29	Crossroads Shopping Center-Bakersfield			0	0
30	Bay Area Apartment Portfolio			0	0
30.01	Athol Apartments
30.02	Lester Apartments
31	Fashion Place Shopping Center	Cash		0	0			CATO Reserve Funds
32	Alameda Apartments			0	0
33	North Main Self Storage			0	0
34	24-HR Fitness - Pearland			0	0
35	Medford Retail Shops	Cash		0	0
36	Magnolia Tech Park Portfolio	Cash		0	0
36.01	Magnolia Tech Park
36.02	Tamina Office Park
37	Best Western – Hannaford, OH			0	0			PIP Reserve
38	Huntsville Commons	Cash		0	0
39	Red Roof Inn BWI Airport			0	0			New PIP
40	Kingwood Forest Apartments			0	0
41	Lawndale Plaza	Cash		0	0			Crown Dental TI/LC Reserve
42	Barry Plaza	Cash		0	0
43	301-333 S Abbot Avenue	Cash		0	0			Ground Lease Reserve
44	Amcor Industrial			0	0
45	Walgreens Bluffton			0	0
46	Walgreens – Holyoke, MA			0	0
47	Phenix Square	Cash		0	0			Springing Big Lots Reserve
48	Dickinson Fiesta MHC			0	0

 A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I (Initial) ($) (7) (9)	Other Escrow I (Monthly) ($)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description
1	D.C. Office Portfolio	1,623,122	0	0	Cash		Rent Reserve
1.01	1020 19th Street
1.02	1900 L Street
1.03	1920 L Street
2	The Summit Birmingham	506,123	0	0	Cash		Gap Rent Reserves
3	One West 34th Street	0	0	0
4	Pentagon Center	16,959,724	Springing	0	Cash		Government Tenant 2023 Leasing Reserve & Government Tenant 2025 Leasing Reserve
5	JW Marriott Desert Springs	12,000,000	Springing	0	Cash		Seasonality Reserve Funds
6	The Davenport	2,030,190	78,177	938,123	Cash		Tenant Specific TILC / Basement Reserve
7	Plaza 500	728,579	0	0	Cash		Free Rent Reserve
8	U.S. Grant Hotel	0	Springing	0
9	Merrill Lynch Drive	0	0	0
10	Key Center Cleveland	Marriott PIP Reserve ($4,652,415); Marriott FF&E Reserve ($1,991,429)	5,000; Springing	0	Cash		New Lease Reserve
11	DoubleTree Greenway Houston	2,000,000	0	0	Cash
12	American Greetings HQ	$15,704,391.25 ($2,612,000 LOC)	Springing	0	Cash/LOC	KeyBank National Association
13	The Shoppes at South Bay	5,250	0	0	Cash
14	GM Renaissance Center Parking Garage	0	0	0
15	Ralph’s Food Warehouse Portfolio	30,000	Springing	30,000	Cash		Condominium Common Charge Reserve - $8,988; Use Agreement Reserve - $4,800
15.01	Ralph’s Food Warehouse - Fajardo
15.02	Instituto de Banca y Comercio
15.03	Ralph’s Food Warehouse - Yabucoa
15.04	Ralph’s Food Warehouse - Caguas
15.05	Ralph’s Food Warehouse - Humacao
15.06	Ralph’s Food Warehouse - Gurabo
15.07	Ralph’s Food Warehouse - Naguabo
15.08	Ralph’s Food Warehouse - San Lorenzo
15.09	Ralph’s Food Warehouse - Cayey
15.10	Ralph’s Food Warehouse - Las Piedras
15.11	Supermercado del Este
16	Preferred Freezer Philadelphia	0	0	0
17	Empire Tower I	94,750	0	0	Cash		Rent Concession Reserve
18	2200 Renaissance Boulevard	935,617	0	0	Cash
19	B.F. Saul Hotel Portfolio	0	0	0
19.01	SpringHill Suites Boca Raton
19.02	TownePlace Suites Boca Raton
19.03	TownePlace Suites Ft Lauderdale West
20	Walgreens Alaska	0	0	0
21	Walgreens New York	0	0	0
22	Walgreens Alabama	0	0	0
23	San Mateo Self Storage	0	0	0
24	King Plaza Center	0	0	0
25	Plaza at Milltown Commercial Center	0	0	0
26	Hilton – Mystic, CT	675,000	0	0	LoC	Bank of America, N.A.
27	Hilton Garden Inn Chattanooga Downtown	0	Springing	0
28	Mercury Tech Center	46,061	0	0	Cash		Existing TI Obligations Reserve
29	Crossroads Shopping Center-Bakersfield	0	0	0
30	Bay Area Apartment Portfolio	0	0	0
30.01	Athol Apartments
30.02	Lester Apartments
31	Fashion Place Shopping Center	25,000	0	0	Cash
32	Alameda Apartments	0	0	0
33	North Main Self Storage	0	0	0
34	24-HR Fitness - Pearland	0	0	0
35	Medford Retail Shops	0	0	0
36	Magnolia Tech Park Portfolio	0	0	0
36.01	Magnolia Tech Park
36.02	Tamina Office Park
37	Best Western – Hannaford, OH	53,384	0	0	Cash
38	Huntsville Commons	0	0	0
39	Red Roof Inn BWI Airport	0	Springing	0
40	Kingwood Forest Apartments	0	0	0
41	Lawndale Plaza	81,783	0	0	Cash
42	Barry Plaza	0	0	0
43	301-333 S Abbot Avenue	0	Springing	0
44	Amcor Industrial	0	0	0
45	Walgreens Bluffton	0	0	0
46	Walgreens – Holyoke, MA	0	0	0
47	Phenix Square	0	Springing	0
48	Dickinson Fiesta MHC	0	0	0

 A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II (Initial) ($) (7) (9)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($) (14)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback (5)
1	D.C. Office Portfolio	310,546	0	0	Cash		5,000,000
1.01	1020 19th Street
1.02	1900 L Street
1.03	1920 L Street
2	The Summit Birmingham	346,727	0	0	Cash
3	One West 34th Street	0	0	0
4	Pentagon Center	0	Springing	0	Cash
5	JW Marriott Desert Springs	0	Springing	0
6	The Davenport	Tenant Specific TILC - $7,938,810.09 / Basement -$94,633.33	Tenant Specific TILC - $181,108.26 / Basement - $94,633.33	Tenant Specific TILC - $2,173,299 / Basement - $1,135,600	Cash
7	Plaza 500	226,086	0	0	Cash
8	U.S. Grant Hotel	0	0	0
9	Merrill Lynch Drive	0	0	0
10	Key Center Cleveland	5,175,296	0	0	LOC	KeyBank National Association
11	DoubleTree Greenway Houston	0	0	0
12	American Greetings HQ	0	0	0
13	The Shoppes at South Bay	0	0	0			2,250,000
14	GM Renaissance Center Parking Garage	0	0	0
15	Ralph’s Food Warehouse Portfolio	13,788	Springing	Use Agreement Reserve - $4,800	Cash
15.01	Ralph’s Food Warehouse - Fajardo
15.02	Instituto de Banca y Comercio
15.03	Ralph’s Food Warehouse - Yabucoa
15.04	Ralph’s Food Warehouse - Caguas
15.05	Ralph’s Food Warehouse - Humacao
15.06	Ralph’s Food Warehouse - Gurabo
15.07	Ralph’s Food Warehouse - Naguabo
15.08	Ralph’s Food Warehouse - San Lorenzo
15.09	Ralph’s Food Warehouse - Cayey
15.10	Ralph’s Food Warehouse - Las Piedras
15.11	Supermercado del Este
16	Preferred Freezer Philadelphia	0	0	0
17	Empire Tower I	135,664	0	0	Cash
18	2200 Renaissance Boulevard	0	0	0
19	B.F. Saul Hotel Portfolio	0	0	0
19.01	SpringHill Suites Boca Raton
19.02	TownePlace Suites Boca Raton
19.03	TownePlace Suites Ft Lauderdale West
20	Walgreens Alaska	0	0	0
21	Walgreens New York	0	0	0
22	Walgreens Alabama	0	0	0
23	San Mateo Self Storage	0	0	0
24	King Plaza Center	0	0	0
25	Plaza at Milltown Commercial Center	0	0	0
26	Hilton – Mystic, CT	0	0	0
27	Hilton Garden Inn Chattanooga Downtown	0	0	0
28	Mercury Tech Center	55,000	0	0	Cash
29	Crossroads Shopping Center-Bakersfield	0	0	0
30	Bay Area Apartment Portfolio	0	0	0
30.01	Athol Apartments
30.02	Lester Apartments
31	Fashion Place Shopping Center	0	0	0
32	Alameda Apartments	0	0	0
33	North Main Self Storage	0	0	0
34	24-HR Fitness - Pearland	0	0	0
35	Medford Retail Shops	0	0	0
36	Magnolia Tech Park Portfolio	0	0	0
36.01	Magnolia Tech Park
36.02	Tamina Office Park
37	Best Western – Hannaford, OH	0	0	0
38	Huntsville Commons	0	0	0
39	Red Roof Inn BWI Airport	0	0	0
40	Kingwood Forest Apartments	0	0	0
41	Lawndale Plaza	0	0	0
42	Barry Plaza	0	0	0
43	301-333 S Abbot Avenue	0	0	0
44	Amcor Industrial	0	0	0
45	Walgreens Bluffton	0	0	0
46	Walgreens – Holyoke, MA	0	0	0
47	Phenix Square	0	0	0
48	Dickinson Fiesta MHC	0	0	0

 A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)
1	D.C. Office Portfolio	Fee				Hard/Springing Cash Management
1.01	1020 19th Street	Fee
1.02	1900 L Street	Fee
1.03	1920 L Street	Fee
2	The Summit Birmingham	Fee				Hard/Springing Cash Management
3	One West 34th Street	Fee				Hard/Springing Cash Management
4	Pentagon Center	Fee				Hard/Springing Cash Management
5	JW Marriott Desert Springs	Fee and Leasehold	12/31/2021	$100,000	None	Hard/Upfront Cash Management
6	The Davenport	Fee				Hard/Springing Cash Management
7	Plaza 500	Fee				Hard/Springing Cash Management
8	U.S. Grant Hotel	Fee				Springing
9	Merrill Lynch Drive	Fee				Hard/Upfront Cash Management
10	Key Center Cleveland	Fee and Leasehold	12/31/2059	$60,000	None	Hard/Upfront Cash Management
11	DoubleTree Greenway Houston	Fee				Springing
12	American Greetings HQ	Leasehold	6/27/2089	$202,701	None	Hard/Springing Cash Management			15,000,000
13	The Shoppes at South Bay	Fee				Hard/Upfront Cash Management
14	GM Renaissance Center Parking Garage	Fee				Hard/Springing Cash Management
15	Ralph’s Food Warehouse Portfolio	Various	Various	Various	Various	Hard/Upfront Cash Management
15.01	Ralph’s Food Warehouse - Fajardo	Fee
15.02	Instituto de Banca y Comercio	Fee
15.03	Ralph’s Food Warehouse - Yabucoa	Leasehold	2/29/2020	$32,052	3/1/20 - $50,400; 3/1/25 - $60,000; 3/1/30 - $69,600; 3/1/35 - $79,200; 3/1/40 - $99,000; 3/1/45 - $120,000
15.04	Ralph’s Food Warehouse - Caguas	Fee
15.05	Ralph’s Food Warehouse - Humacao	Fee
15.06	Ralph’s Food Warehouse - Gurabo	Fee
15.07	Ralph’s Food Warehouse - Naguabo	Fee
15.08	Ralph’s Food Warehouse - San Lorenzo	Fee
15.09	Ralph’s Food Warehouse - Cayey	Fee
15.10	Ralph’s Food Warehouse - Las Piedras	Fee
15.11	Supermercado del Este	Fee
16	Preferred Freezer Philadelphia	Fee				Hard/Upfront Cash Management
17	Empire Tower I	Fee				Springing
18	2200 Renaissance Boulevard	Fee				Soft/Springing Cash Management
19	B.F. Saul Hotel Portfolio	Fee				Hard/Springing Cash Management
19.01	SpringHill Suites Boca Raton	Fee
19.02	TownePlace Suites Boca Raton	Fee
19.03	TownePlace Suites Ft Lauderdale West	Fee
20	Walgreens Alaska	Fee				Hard/Springing Cash Management
21	Walgreens New York	Fee				Hard/Springing Cash Management
22	Walgreens Alabama	Fee				Hard/Springing Cash Management
23	San Mateo Self Storage	Fee				Springing
24	King Plaza Center	Fee				Springing
25	Plaza at Milltown Commercial Center	Fee				Hard/Springing Cash Management
26	Hilton – Mystic, CT	Fee				Springing
27	Hilton Garden Inn Chattanooga Downtown	Fee				Springing
28	Mercury Tech Center	Fee				Springing
29	Crossroads Shopping Center-Bakersfield	Fee				Soft/Upfront Cash Management
30	Bay Area Apartment Portfolio	Fee				Springing
30.01	Athol Apartments	Fee
30.02	Lester Apartments	Fee
31	Fashion Place Shopping Center	Fee				Springing
32	Alameda Apartments	Fee				Springing
33	North Main Self Storage	Fee				Springing
34	24-HR Fitness - Pearland	Fee				Springing
35	Medford Retail Shops	Fee				Springing
36	Magnolia Tech Park Portfolio	Fee				Springing
36.01	Magnolia Tech Park	Fee
36.02	Tamina Office Park	Fee
37	Best Western – Hannaford, OH	Fee				Hard/Springing Cash Management
38	Huntsville Commons	Fee				Springing
39	Red Roof Inn BWI Airport	Fee				Hard/Springing Cash Management
40	Kingwood Forest Apartments	Fee				Springing
41	Lawndale Plaza	Fee				Springing
42	Barry Plaza	Fee				Springing
43	301-333 S Abbot Avenue	Fee and Leasehold	11/3/2087	$43,703		Springing
44	Amcor Industrial	Fee				Springing
45	Walgreens Bluffton	Fee				Springing
46	Walgreens – Holyoke, MA	Fee				Hard/Springing Cash Management
47	Phenix Square	Fee				None
48	Dickinson Fiesta MHC	Fee				Springing

 A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)
1	D.C. Office Portfolio							25,000,000
1.01	1020 19th Street							8,445,000
1.02	1900 L Street							8,298,000
1.03	1920 L Street							8,257,000
2	The Summit Birmingham
3	One West 34th Street
4	Pentagon Center
5	JW Marriott Desert Springs							16,000,000
6	The Davenport
7	Plaza 500
8	U.S. Grant Hotel
9	Merrill Lynch Drive
10	Key Center Cleveland							42,500,000
11	DoubleTree Greenway Houston
12	American Greetings HQ	14,708,996
13	The Shoppes at South Bay
14	GM Renaissance Center Parking Garage
15	Ralph’s Food Warehouse Portfolio
15.01	Ralph’s Food Warehouse - Fajardo
15.02	Instituto de Banca y Comercio
15.03	Ralph’s Food Warehouse - Yabucoa
15.04	Ralph’s Food Warehouse - Caguas
15.05	Ralph’s Food Warehouse - Humacao
15.06	Ralph’s Food Warehouse - Gurabo
15.07	Ralph’s Food Warehouse - Naguabo
15.08	Ralph’s Food Warehouse - San Lorenzo
15.09	Ralph’s Food Warehouse - Cayey
15.10	Ralph’s Food Warehouse - Las Piedras
15.11	Supermercado del Este
16	Preferred Freezer Philadelphia
17	Empire Tower I
18	2200 Renaissance Boulevard
19	B.F. Saul Hotel Portfolio
19.01	SpringHill Suites Boca Raton
19.02	TownePlace Suites Boca Raton
19.03	TownePlace Suites Ft Lauderdale West
20	Walgreens Alaska
21	Walgreens New York
22	Walgreens Alabama
23	San Mateo Self Storage
24	King Plaza Center
25	Plaza at Milltown Commercial Center							1,200,000
26	Hilton – Mystic, CT
27	Hilton Garden Inn Chattanooga Downtown
28	Mercury Tech Center
29	Crossroads Shopping Center-Bakersfield
30	Bay Area Apartment Portfolio
30.01	Athol Apartments
30.02	Lester Apartments
31	Fashion Place Shopping Center
32	Alameda Apartments
33	North Main Self Storage
34	24-HR Fitness - Pearland
35	Medford Retail Shops
36	Magnolia Tech Park Portfolio
36.01	Magnolia Tech Park
36.02	Tamina Office Park
37	Best Western – Hannaford, OH
38	Huntsville Commons
39	Red Roof Inn BWI Airport
40	Kingwood Forest Apartments
41	Lawndale Plaza
42	Barry Plaza
43	301-333 S Abbot Avenue
44	Amcor Industrial
45	Walgreens Bluffton
46	Walgreens – Holyoke, MA
47	Phenix Square
48	Dickinson Fiesta MHC

 A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Sponsor (13)	Affiliated Sponsors	Mortgage Loan Number
1	D.C. Office Portfolio	Charles Gravely; Shelton Zuckerman		1
1.01	1020 19th Street			1.01
1.02	1900 L Street			1.02
1.03	1920 L Street			1.03
2	The Summit Birmingham	JDJ Birmingham Company, L.L.C.; Institutional Mall Investors LLC		2
3	One West 34th Street	Lloyd Goldman; Stanley Chera		3
4	Pentagon Center	DC REIT Pentagon LLC		4
5	JW Marriott Desert Springs	Kam Sang Company		5
6	The Davenport	OPG Investment Holdings US Inc.; Alony-Hetz Properties & Investments Ltd.		6
7	Plaza 500	Mark Matan		7
8	U.S. Grant Hotel	Sycuan Tribal Development Corporation		8
9	Merrill Lynch Drive	Capital Commercial Investments, Inc.; Atalaya Capital Management LP		9
10	Key Center Cleveland	Frank T. Sinito; Malisse J. Sinito		10
11	DoubleTree Greenway Houston	Navika Capital Group LLC		11
12	American Greetings HQ	H L & L Property Company		12
13	The Shoppes at South Bay	Robert Ko; Nancy Ko		13
14	GM Renaissance Center Parking Garage	MVP REIT, Inc; MVP REIT II, Inc; Michael V. Shustek		14
15	Ralph’s Food Warehouse Portfolio	Rafael Soto		15
15.01	Ralph’s Food Warehouse - Fajardo			15.01
15.02	Instituto de Banca y Comercio			15.02
15.03	Ralph’s Food Warehouse - Yabucoa			15.03
15.04	Ralph’s Food Warehouse - Caguas			15.04
15.05	Ralph’s Food Warehouse - Humacao			15.05
15.06	Ralph’s Food Warehouse - Gurabo			15.06
15.07	Ralph’s Food Warehouse - Naguabo			15.07
15.08	Ralph’s Food Warehouse - San Lorenzo			15.08
15.09	Ralph’s Food Warehouse - Cayey			15.09
15.10	Ralph’s Food Warehouse - Las Piedras			15.10
15.11	Supermercado del Este			15.11
16	Preferred Freezer Philadelphia	Sherwin Jarol		16
17	Empire Tower I	Michael G. Rademaker		17
18	2200 Renaissance Boulevard	Asher Roshanzamir		18
19	B.F. Saul Hotel Portfolio	B. F. Saul Real Estate Investment Trust		19
19.01	SpringHill Suites Boca Raton			19.01
19.02	TownePlace Suites Boca Raton			19.02
19.03	TownePlace Suites Ft Lauderdale West			19.03
20	Walgreens Alaska	Joseph Granatelli	Y - Group 1	20
21	Walgreens New York	Joseph Granatelli	Y - Group 1	21
22	Walgreens Alabama	Joseph Granatelli	Y - Group 1	22
23	San Mateo Self Storage	Derek K. Hunter, Jr; Lori Rae Hunter		23
24	King Plaza Center	Wai Man Ho; Tammy Ho		24
25	Plaza at Milltown Commercial Center	Christine Camp		25
26	Hilton – Mystic, CT	Henry Duques		26
27	Hilton Garden Inn Chattanooga Downtown	Mitul I. Patel		27
28	Mercury Tech Center	John Barry Porteous, Jr; Robert F. Porteous		28
29	Crossroads Shopping Center-Bakersfield	Terrence Sau-Hong Yue; Dennis Look Boon Yue; Therese Yue		29
30	Bay Area Apartment Portfolio	Jane H.J. Yoon		30
30.01	Athol Apartments			30.01
30.02	Lester Apartments			30.02
31	Fashion Place Shopping Center	JBL Asset Management		31
32	Alameda Apartments	George A. Gousios		32
33	North Main Self Storage	Brian Lee; Janet Lee; Carol Lee Chung; Robert T. Lee		33
34	24-HR Fitness - Pearland	Jana Atkinson		34
35	Medford Retail Shops	Leslie Lundin; David S. Goldman; Suzanne I. Goldman; Doug Beiswenger; Wendy Beiswenger		35
36	Magnolia Tech Park Portfolio	Thomas A. Phillips; Ann Margaret Phillips		36
36.01	Magnolia Tech Park			36.01
36.02	Tamina Office Park			36.02
37	Best Western – Hannaford, OH	Baljit Johl; Sarwan Johl		37
38	Huntsville Commons	Donald S. Williams; Kathy Williams		38
39	Red Roof Inn BWI Airport	Michael Klingher		39
40	Kingwood Forest Apartments	Mitch Ongaro and Dean Ongaro		40
41	Lawndale Plaza	Anthony Tarantino; Gary Maxwell		41
42	Barry Plaza	B. Jeremy Kaufman		42
43	301-333 S Abbot Avenue	Ike Gulesserian; Michael Messinger; Gulesserian 1998 Living Trust; Messinger 1996 Revocable Trust		43
44	Amcor Industrial	Broadway Equities LLC		44
45	Walgreens Bluffton	William R. Beck		45
46	Walgreens – Holyoke, MA	Antonio Lopes		46
47	Phenix Square	Gene O. Lee; Rex Baker		47
48	Dickinson Fiesta MHC	Ronald K. Weiss		48

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FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Preliminary Prospectus for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, “BANA” denotes Bank of America, National Association and “MSMCH” denotes Morgan Stanley Mortgage Capital Holdings LLC.

(2)	For the cross-collateralized group of mortgage loans #20, #21 and #22 (Walgreens Alaska, Walgreens New York and Walgreens Alabama, respectively), after the lockout period expiration date, if there is no event of default, the mortgage loan documents permit the mortgaged properties to be individually released, or the mortgage loans to be individually assumed, subject to the conditions and partial defeasance of the remaining mortgage loans as described in the mortgage loan documents.

(3)	For mortgage loan #10 (Key Center Cleveland), Number of Units represents only the office portion of the mortgaged property. Collateral for the mortgage loan also includes a 400-room hotel and 985 space parking garage.

For mortgage loan #25 (Plaza at Milltown Commercial Center), Number of Units includes 19,603 square feet of retail space and 16,775 square feet of office space. The second largest tenant (12,704 square feet), representing 34.9% of net rentable square feet, is a medical office.

For mortgage loan #32 (Alameda Apartments), Number of Units represents only the multifamily portion of the mortgaged property. Collateral for the mortgage loan also includes 17,449 square feet of ground floor retail.

(4)	For mortgage loan #1 (D.C. Office Portfolio), the mortgage loan represents Note A-1 of two pari passu notes which have a combined Cut-off Date Balance of $105,000,000. Note A-2 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1 and A-2 in the aggregate (the “D.C. Office Portfolio Whole Loan”). Note A-1 represents the controlling interest in D.C. Office Portfolio Whole Loan.

For mortgage loan #2 (The Summit Birmingham), the mortgage loan represents Note A-1 of four pari passu notes which have a combined Cut-off Date Balance of $208,000,000. Notes A-2, A-3 and A-4 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1, A-2, A-3 and A-4 in the aggregate (the “The Summit Birmingham Whole Loan”). Note A-1 represents a non-controlling interest in The Summit Birmingham Whole Loan.

For mortgage loan #3 (One West 34th Street), the mortgage loan represents Note A-1 of three pari passu notes which have a combined Cut-off Date Balance of $150,000,000. Notes A-2 and A-3 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1, A-2 and A-3 in the aggregate (the “One West 34th Street Whole Loan”). Note A-1 represents the controlling interest in the One West 34th Street Whole Loan.

For mortgage loan #4 (Pentagon Center), the mortgage loan is evidenced by Notes A-4, A-5 and A-6, three of six pari passu notes which have a combined Cut-off Date Balance of $210,000,000. Notes A-1, A-2 and A-3 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1, A-2, A-3, A-4, A-5 and A-6 in the aggregate (the “Pentagon Center Whole Loan”). Notes A-4, A-5 and A-6 represent non-controlling interests in the Pentagon Center Whole Loan.

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For mortgage loan #5 (JW Marriott Desert Springs), the mortgage loan is evidenced by Notes A-2 and A-3, two of three pari passu notes which have a combined Cut-off Date Balance of $114,714,030. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1, A-2 and A-3 in the aggregate (the “JW Marriott Desert Springs Whole Loan”). Notes A-2 and A-3 represent non-controlling interests in the JW Marriott Desert Springs Whole Loan.

For mortgage loan #6 (The Davenport), the mortgage loan represents Note A-2 of two pari passu notes which have a combined Cut-off Date Balance of $105,000,000. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1 and A-2 in the aggregate (the “The Davenport Whole Loan”). Note A-2 represents the non-controlling interest in The Davenport Whole Loan.

For mortgage loan #9 (Merrill Lynch Drive), the mortgage loan represents Note A-3 of three pari passu notes which have a combined Cut-off Date Balance of $103,600,000. Notes A-1 and A-2 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1, A-2 and A-3 in the aggregate (the “Merrill Lynch Drive Whole Loan”). Note A-3 represents a non-controlling interest in the Merrill Lynch Drive Whole Loan.

For mortgage loan #10 (Key Center Cleveland), the mortgage loan represents Note A-2 of six pari passu notes which have a combined Cut-off Date Balance of $220,000,000. Notes A-1, A-3, A-4, A-5 and A-6 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1, A-2, A-3, A-4, A-5 and A-6 in the aggregate (the “Key Center Cleveland Whole Loan”). Note A-2 represents a non-controlling interest in the Key Center Cleveland Whole Loan.

For mortgage loan #12 (American Greetings HQ), the mortgage loan represents Note A-1-1 of three pari passu notes which have a combined Cut-off Date Balance of $91,200,058. Notes A-1-2 and A-2 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1-1, A-1-2 and A-2 in the aggregate (the “American Greetings HQ Whole Loan”). Note A-1-1 represents the controlling interest in the American Greetings HQ Whole Loan.

For mortgage loan #15 (Ralph’s Food Warehouse Portfolio), the mortgage loan represents Note A-1 of two pari passu notes which have a combined Cut-off Date Balance of $41,816,467. Note A-2 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1 and A-2 in the aggregate (the “Ralph’s Food Warehouse Portfolio Whole Loan”). Note A-1 represents the controlling interest in the Ralph’s Food Warehouse Portfolio Whole Loan.

(5)	For mortgage loan #1 (D.C. Office Portfolio), All LTVs and Debt Yields are calculated net of the $5,000,000 Holdback. The Holdback can be disbursed in whole or in part provided that the following conditions are satisfied: (i) a minimum net cash flow debt yield of 6.73%, based on a total debt amount equal to $130,000,000; and (ii) no event of default has occurred or is continuing. If the Holdback has not been released within the later of the second year following securitization of the last note and the first 30 months of the loan closing, the lender shall apply the unreleased proceeds to pay down the loan, accompanied by the applicable yield maintenance premium to be paid by the borrower. The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NOI Debt Yield and U/W NCF Debt Yield assuming the whole loan of $105,000,000 are 56.2%, 56.2%, 8.8% and 8.2%, respectively.

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For mortgage loan #13 (The Shoppes at South Bay), All LTVs, DSCRs and Debt Yields are calculated assuming the full loan amount of $37,000,000. Provided there has been no event of default, the Holdback can be disbursed in whole provided that the following conditions are satisfied: (i) construction of the car wash has been completed; and (ii) the car wash tenant (or another tenant paying at least $180,000 in annual rent and approved by the lender) is in occupancy, open for business and paying full unabated rent. If the Holdback has not been released by March 8, 2019, after April 11, 2019 the lender may partially defease the loan with the unreleased proceeds. Assuming the full Holdback balance is applied to the full loan amount of $37,000,000, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield and U/W NCF Debt Yield are 58.9%, 58.9%, 1.87x, 1.77x, 9.0% and 8.5%, respectively.

(6)	With respect to mortgage loan #4 (Pentagon Center), after the lockout release date the borrower may partially defease the mortgage loan to cause the debt yield to equal 9.5% in order to avoid or end a cash management trigger period as defined in the loan agreement.

For mortgage loan #15 (Ralph’s Food Warehouse Portfolio), the whole loan may be prepaid in part at any time, together with yield maintenance, in connection with a partial release of the portion of the Ralph’s Food Warehouse - Caguas mortgaged property that is leased to the second largest tenant at the mortgaged property (4,094 square feet), representing 0.6% of the net rentable square feet of the portfolio, upon exercise of a purchase option or right of first refusal by the tenant.

For mortgage loan #27 (Hilton Garden Inn Chattanooga Downtown), a third party has the option to repurchase the mortgaged property at any time. In the event the repurchase is exercised after the lockout release date, the borrower shall defease the mortgage loan. If the repurchase is exercised prior to the lockout release date, the borrower shall pay the yield maintenance premium.

(7)	For mortgage loan #6 (The Davenport), the Appraised Value assumes the largest tenant (185,448 square feet), representing 80.3% of net rentable square feet, exercises all of its contractually obligated put options for the remaining space at the mortgaged property, completes its tenant improvements and occupies 100% of net rentable square feet. A $7,938,810 reserve was taken at closing, representing the outstanding tenant improvements and leasing commissions. The appraised value assuming the largest tenant does not exercise its put options, complete tenant improvements and occupy 100% of net rentable square feet is $204,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $204,000,000 appraised value are 51.5% and 51.5%, respectively.

For mortgage loan #10 (Key Center Cleveland), the Appraised Value assumes the completion of all budgeted capital expenditures and performance improvement plan work at the mortgaged property as of December 1, 2017. At loan origination, $18,271,556 and $4,652,415 was reserved by the lender for capital expenditures and performance improvement plan work, respectively. Based on the as-is appraised value of $304,100,000 as of December 1, 2016, the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are 72.3% and 59.0%, respectively. In addition, $1,991,429 is held in a furniture, fixtures and equipment reserve account held by Marriott Hotel Services, Inc. as the hotel manager for planned capital improvements for the hotel portion of the mortgaged property.

(8)	For mortgage loan #5 (JW Marriott Desert Springs), 43.3% of U/W Revenues is from food and beverage operations.

For mortgage loan #8 (U.S. Grant Hotel), 34.2% of U/W Revenues is from food and beverage operations.

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For mortgage loan #10 (Key Center Cleveland), 27.1% of U/W Revenues from the hotel portion of the mortgaged property is from food and beverage operations.

For mortgage loan #11 (DoubleTree Greenway Houston), 25.3% of U/W Revenues is from food and beverage operations.

For mortgage loan #26 (Hilton – Mystic, CT), 23.9% of U/W Revenues is from food and beverage operations.

For mortgage loan #43 (310-333 S Abbot Avenue), 37.5% of U/W Revenue includes medical tenants.

(9)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises that were included in the underwriting.

For mortgage loan #1 (D.C. Office Portfolio), Occupancy Rate includes one new tenant with a signed lease effective February 15, 2017 and three tenants (3.1% of net rentable square feet) with executed leases that will not be in occupancy at the D.C. Office Portfolio mortgaged property until June 1, 2017, July 15, 2017 and October 1, 2017. The lender has reserved six months’ rent associated with each of the four tenants. The Occupancy Rate excluding the four tenants is 85.9%.

For mortgage loan #1 (D.C. Office Portfolio), the largest tenant at the 1900 L Street mortgaged property (12,711 square feet), representing 3.9% of net rentable square feet of the portfolio, is entitled to a two-month rent abatement beginning April 2017. The third largest tenant at the 1920 L Street mortgaged property (7,803 square feet), representing 2.4% of net rentable square feet of the portfolio, is entitled to a one-month rent abatement for the month of March in the years 2017 through 2022.

For mortgage loan #4 (Pentagon Center), the sole tenant (911,818 square feet), representing 100.0% of net rentable square feet, has a $3,550,236 rent abatement that can be applied at any time with respect to its lease on Pentagon Center I (“Polk Building”). A $3,550,236 reserve was taken at origination, representing the free rent amount.

For mortgage loan #6 (The Davenport), the largest tenant (185,448 square feet), representing 80.3% of net rentable square feet, has abated rent through August 2017. A $1,952,013 reserve was taken at origination, representing the rent abatement.

For mortgage loan #7 (Plaza 500), the largest tenant (143,440 square feet), representing 28.5% of the net rentable square feet, has a six month partial rent abatement on the expansion space equal to $37,681 per month beginning April 1, 2017 through September 1, 2017. The lender took an escrow for the rent abatement period at loan origination.

For mortgage loan #10 (Key Center Cleveland), the third largest tenant (147,795 square feet), representing 10.8% of net rentable square feet, has executed a lease but has yet to take occupancy at the mortgaged property or commence paying rent. The tenant is expected to commence paying rent in April 2018. The borrower provided a letter of credit with respect to all free rent through March 2018 and all planned leasing costs associated with the tenant’s lease were reserved at loan origination.

 A-1-23

For mortgage loan #18 (2200 Renaissance Boulevard), the largest tenant (42,418 square feet), representing 23.0% of net rentable square feet, has rent abatements through June 30, 2017. The second largest tenant (23,915 square feet), representing 13.0% of net rentable square feet, has rent abatements from September 2017 through February 2018, September 2018 through November 2018 and September 2019 through November 2019. The fifth largest tenant (13,292 square feet), representing 7.2% of net rentable square feet, has abated rent on 3,192 square feet through April 2017. A $935,617 reserve was collected at origination representing all outstanding rent abatements.

For mortgage loan #28 (Mercury Tech Center), the third and fifth largest tenants (8,665 square feet and 7,407 square feet, respectively), representing 10.8% and 9.2% of the net rentable square feet, respectively, have a free rent period through March 2017. Reserves were escrowed at loan origination representing all outstanding rent concessions.

(10)	For mortgage loan #9 (Merrill Lynch Drive), the mortgaged property was acquired by the borrower in January 2017 and is leased to Merrill Lynch Pierce Fenner & Smith Incorporated pursuant to a triple-net lease. The single tenant, Merrill Lynch Pierce Fenner & Smith Incorporated, is responsible for the payment of property expenses and as such, historical financial information is not presented.

For the cross-collateralized group of mortgage loans #20, #21 and #22 (Walgreens Alaska, Walgreens New York and Walgreens Alabama, respectively), the mortgaged properties were acquired by the borrower in January 2017 and are leased to Walgreens pursuant to a triple-net lease. The single tenant, Walgreens, is responsible for the payment of property expenses and as such, historical financial information is not presented.

(11)	The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #1 (D.C. Office Portfolio), the third largest tenant at the 1920 L Street mortgaged property (7,803 square feet), representing 2.4% of net rentable square feet of the portfolio, has a one-time termination right on February 28, 2020 upon 9 months’ written notice and payment of a $19,382 termination fee. The third largest tenant at the 1900 L Street mortgaged property (4,715 square feet), representing 1.4% of net rentable square feet of the portfolio, may terminate its lease after March 31, 2018 upon 9 months’ written notice and payment of a termination fee equal to three months’ rent plus unamortized costs. The fourth largest tenant at the 1900 L Street mortgaged property (3,140 square feet), representing 1.0% of net rentable square feet of the portfolio, may terminate its lease after July 31, 2023 upon 9 months’ written notice and payment of a termination fee equal to three months’ rent plus unamortized costs.

For mortgage loan #7 (Plaza 500) the largest tenant (143,440), representing 28.5% of net rentable square feet, will be performing its obligations under a contract with the U.S. Government (the “Contract”) in its expansion space (36,127 square feet). If, during calendar year 2019, the tenant receives notice that the Contract will be terminated or not renewed, then the tenant has the one-time conditional right to give back the expansion space (“Partial Termination Option”) upon 6 months’ prior written notice no later than December 31, 2019. If the tenant exercises its Partial Termination Option, the tenant must pay a partial termination fee equal to all unamortized tenant improvements and leasing commissions with respect to the leasing of the expansion space. The fourth largest tenant (27,603 square feet), representing 5.5% of net rentable square feet, has a termination right in the event that the government (Medicaid and Fairfax County) cancels its contract with the tenant upon providing 90 days’ written notice and a termination fee equal to unamortized costs. The tenant also has a termination right on 13,123 square feet of its space on July 31, 2018 and July 31, 2019 upon 9

 A-1-24

months’ written notice and payment of unamortized costs and a termination right on 14,480 square feet of its space on May 31, 2018 and May 31, 2019 upon 9 months’ written notice and payment of unamortized broker fees and tenant improvements.

For mortgage loan #10 (Key Center Cleveland), the largest tenant (477,781 square feet), representing 34.9% of net rentable square feet, has an ongoing option, beginning in July 2020, to contract its space by up to 103,000 square feet; provided that each exercise of a contraction option may not exceed 44,000 square feet, and following each exercise of a contraction option, the tenant may not exercise another contraction option for a period of three years following such exercise. Each exercise of such contraction option requires 12 months’ written notice and payment of a contraction fee. The third largest tenant, (147,795 square feet), representing 10.8% of net rentable square feet has the one-time option to contract its space by not less than one-half and not more than one full floor on March 31, 2023 upon 12 months’ prior written notice. The fourth largest tenant, (125,120 square feet), representing 9.1% of net rentable square feet, has the one-time option to contract its space by not more than a full floor of either (i) any single, non-contiguous floor leased by it or (ii) the highest or lowest full floor of any contiguous block of floors leased by it, which contraction may be effective, at the tenant’s option, either on October 1, 2023 or October 1, 2025. Such option is exercisable upon 12 months’ written notice and payment of a fee equal to unamortized tenant improvement allowances and leasing commissions that were paid with respect to the contraction space.

For mortgage loan #14 (GM Renaissance Center Parking Garage), the parking garage operator, SP Plus Corporation (“SP Plus”), may terminate its lease if (1) SP Plus is unable to obtain or maintain the necessary licenses or permits required for the conduct of its business (through no fault of its own), (2) the City of Detroit or other controlling government authority should limit parking at the property to permit accessory parking only (as opposed to general or transient parking), (3) the City of Detroit or other government entity should reduce the total number of parking spaces in the property as a requirement in order for SP Plus to obtain or retain necessary permits or licenses, (4) the City of Detroit or other government entity should require improvements to the property which reduce the total number of parking spaces or (5) gross receipts are reduced by at least 15% during the 60 days following an unforeseeable event (such as interference with ingress or egress, loss of parking capacity, civil commotion, terrorist acts, and natural disasters), unless the borrower has been granted a temporary reduction in rent in proportion to the loss of such gross receipts.

For mortgage loan #17 (Empire Tower I), the largest tenant (27,244 square feet), representing 15.2% of net rentable square feet, may terminate its lease as of September 30, 2018 upon providing written notice by April 1, 2018 and payment of all unamortized tenant improvements and leasing commissions. The second largest tenant (12,065 square feet), representing 6.7% of net rentable square feet, may terminate its lease as of July 31, 2018 upon providing written notice by January 31, 2018 and payment of a termination fee equal to $47,626 plus all unamortized tenant improvements and leasing commissions.

For mortgage loan #18 (2200 Renaissance Boulevard), the largest tenant (42,418 square feet), representing 23.0% of net rentable square feet, may terminate its lease as of June 30, 2020 upon providing written notice by June 30, 2019 and payment of a termination fee equal to $1,028,958. The second largest tenant (23,915 square feet), representing 13.0% of net rentable square feet, may terminate its lease August 31, 2024 upon providing 12 months’ written notice and payment of a termination fee equal to all unamortized tenant improvements, leasing commissions and up to $10,000 in legal fees.

 A-1-25

For mortgage loan #20 (Walgreens Alaska), the sole tenant (14,418 square feet), representing 100.0% of net rentable square feet, the lease expiration date reflects an early termination option available beginning on May 31, 2034 and every five years thereafter, upon providing six months’ prior written notice. The fully extended lease expiration date is May 31, 2089.

For mortgage loan #21 (Walgreens New York), the sole tenant (14,550 square feet), representing 100.0% of net rentable square feet, the lease expiration date reflects an early termination option available beginning on October 31, 2037 and every five years thereafter, upon providing thirteen months’ prior written notice. The fully extended lease expiration date is October 31, 2087.

For mortgage loan #22 (Walgreens Alabama), the sole tenant (14,550 square feet), representing 100.0% of net rentable square feet, the lease expiration date reflects an early termination option available beginning on June 30, 2037 and every five years thereafter, upon providing twelve months’ prior written notice. The fully extended lease expiration date is June 30, 2087.

For mortgage loan #25 (Plaza at Milltown Commercial Center), the largest tenant (13,106 square feet), representing 36.0% of net rentable square feet, may terminate its lease as of July 15, 2019 if the State of Hawaii determines that it will decrease staff funding for any fiscal year ending June 30th by more than 50% of the staff funding allocated to the tenant for the fiscal year 2016, upon providing 30 days’ written notice and payment of a termination fee equal to all unamortized tenant improvements.

For mortgage loan #28 (Mercury Tech Center), the largest tenant (9,241 square feet), representing 11.5% of net rentable square feet, has a termination right exercisable on September 30, 2018, 2019 or 2020, with five months and twenty days’ written notice and payment of a termination fee equal to $40,000 if exercised in 2018, $30,000 if exercised in 2019 or $20,000 if exercised in 2020. The fifth largest tenant (7,407 square feet), representing 9.2% of net rentable square feet, has a one-time termination right exercisable on March 31, 2020, with six months’ notice and payment of a termination fee equal to $17,321 plus unamortized costs and brokerage commissions.

For mortgage loan #31 (Fashion Place Shopping Center), the third largest tenant, representing 15.3% of the net rentable square feet, may terminate its lease if gross sales do not exceed $3,000,000 at the end of each fiscal year ending January 31st. Notice must be given by May 15th of the applicable year and would not be effective until December 31st of that year.

For mortgage loan # 42 (Barry Plaza), the fourth largest tenant (3,245 square feet), representing 9.2% of net rentable square feet, may terminate its lease with 12 months’ written notice and a $10,000 payment plus unamortized leasing commissions.

For mortgage loan #45 (Walgreens Bluffton), the sole tenant (13,650 square feet), representing 100.0% of net rentable square feet, may terminate its lease as of July 31, 2030 and every five years thereafter, upon providing six months’ written notice.

For mortgage loan #46 (Walgreens – Holyoke, MA), the sole tenant (13,854 square feet), representing 100.0% of net rentable square feet, the lease expiration date reflects an early termination option available beginning on September 30, 2034 and every five years thereafter, upon providing twelve months’ prior written notice. The fully extended lease expiration date is September 30, 2074.

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(12)	For mortgage loan #1 (D.C. Office Portfolio), the largest tenant at the 1900 L Street mortgaged property (12,711 square feet), representing 3.9% of net rentable square feet of the portfolio, has multiple leases that expire as follows: 12,382 square feet expiring September 30, 2020 and 329 square feet of storage space on a month to month basis.

For mortgage loan #17 (Empire Tower I), the third largest tenant (10,435 square feet), representing 5.8% of net rentable square feet, has multiple leases that expire as follows: 5,262 square feet expiring May 31, 2019 and 5,173 square feet expiring September 30, 2019. The fourth largest tenant (9,630 square feet), representing 5.4% of net rentable square feet, has multiple leases that expire as follows: 113 square feet are month-to-month and 9,517 square feet expiring October 31, 2019.

(13)	For mortgage loan #12 (American Greetings HQ), the sole tenant, representing 100.0% of the net rentable square feet, is an affiliate of the borrower.

For mortgage loan #15 (Ralph’s Food Warehouse Portfolio), 581,245 square feet (87.1% of the net rentable square feet of the portfolio), is leased to affiliates of the borrower. The sole tenant at the Instituto de Banca y Comercio mortgaged property (60,000 square feet), representing 9.0% of the net rentable square feet of the portfolio, is an affiliate of the borrower under a master lease expiring January 31, 2037. The borrower affiliate in turn leases the space to the Instituto de Banca y Comercio, under a lease expiring December 31, 2024.

(14)	For mortgage loan #5 (JW Marriott Desert Springs), the Other Escrow II Cap will be adjusted to an amount equal to (1) for the period commencing on the monthly payment date in January of such calendar year through but excluding the monthly payment date in October of such calendar year, an amount equal to the sum of: (a) four months of debt service on the JW Marriott Desert Springs Whole Loan; plus (b) four months of debt service on the mezzanine loan; and (2) for the remainder of each such calendar year, an amount equal to the sum of: (a) two months of debt service on the JW Marriott Desert Springs Whole Loan, plus (b) two months of debt service on the mezzanine loan.

For mortgage loan #8 (U.S. Grant Hotel), the Monthly Replacement Reserve is an amount equal to 4.0% of operating income, unless such amount is sufficiently reserved by Starwood Hotels & Resorts Management Company, Inc.

For mortgage loan # 11 (DoubleTree Greenway Houston), the Monthly Replacement Reserve adjusts to an amount equal to 1/12 of (i) 2% of operating income until March 1, 2018, (ii) 3% of operating income until March 1, 2019, and (iii) 4% of operating income thereafter.

For mortgage loan #19 (B.F. Saul Hotel Portfolio), the Monthly Replacement Reserve adjusts to an amount equal to 1/12th of 4.0% of gross revenue.

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